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SIMON PROPERTY GROUP

EARNINGS RELEASE & SUPPLEMENTAL INFORMATION
UNAUDITED FOURTH QUARTER 2018

(1)
Includes reconciliation of consolidated net income to funds from operations.

4Q 2018 SUPPLEMENTAL	1

EARNINGS RELEASE

Contacts:		FOR IMMEDIATE RELEASE
Tom Ward	317-685-7330 Investors
Les Morris	317-263-7711 Media

SIMON PROPERTY GROUP REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2018 RESULTS AND RAISES QUARTERLY DIVIDEND

INDIANAPOLIS, February 1, 2019 - Simon, a global leader in premier shopping, dining and entertainment destinations, today reported results for the quarter and twelve months ended December 31, 2018.

RESULTS FOR THE YEAR

•
Net income attributable to common stockholders was $2.437 billion, or $7.87 per diluted share, as compared to $1.945 billion, or $6.24 per diluted share in 2017, a 26.1% increase per diluted share.

•
Funds from Operations ("FFO") was $4.325 billion, or $12.13 per diluted share, as compared to $4.021 billion, or $11.21 per diluted share in 2017, an 8.2% increase per diluted share.

RESULTS FOR THE QUARTER

•
Net income attributable to common stockholders was $712.8 million, or $2.30 per diluted share, as compared to $571.1 million, or $1.84 per diluted share in 2017, a 25.0% increase per diluted share.

•
FFO was $1.151 billion, or $3.23 per diluted share, as compared to $1.115 billion, or $3.12 per diluted share, in the prior year period, an increase of 3.5% per diluted share.

"This was an excellent quarter and year for Simon Property Group, capped off by our twenty-fifth anniversary as a public company in December. Over that 25-year period, we are proud to have delivered a total return to shareholders of 2,752%," said David Simon, Chairman and CEO. "In 2018, we opened two new shopping destinations; delivered five significant property transformations and expansions; started construction on several redevelopments of former department store spaces; and importantly, our reported FFO per share for the year beat the top end of our initial guidance, and our 2018 dividend was 10.5% higher than in 2017."

4Q 2018 SUPPLEMENTAL	2

EARNINGS RELEASE

U.S. MALLS AND PREMIUM OUTLETS OPERATING STATISTICS

•
Reported retailer sales per square foot was $661, an increase of 5.3%, for the trailing 12-months ended December 31, 2018.

•
Occupancy was 95.9% at December 31, 2018, compared to 95.6% at December 31, 2017.

•
Base minimum rent per square foot was $54.18 at December 31, 2018.

•
Leasing spread per square foot for the trailing 12-months ended December 31, 2018 was $7.75, an increase of 14.3%.

PORTFOLIO NET OPERATING INCOME ("NOI") AND COMPARABLE PROPERTY NOI

Total portfolio NOI growth for the 12-months ended December 31, 2018 was 3.7%. Total portfolio NOI includes NOI from comparable properties, new developments, redevelopments, expansions, acquisitions, international properties and our share of NOI from investments. Comparable property NOI growth for the 12-months ended December 31, 2018 was 2.3%.

DIVIDENDS

Today, Simon's Board of Directors declared a quarterly common stock dividend of $2.05 per share. This is a 5.1% increase year-over-year. The dividend will be payable on February 28, 2019 to shareholders of record on February 14, 2019.

Simon's Board of Directors also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE: SPGPrJ) of $1.046875 per share, payable on March 29, 2019 to shareholders of record on March 15, 2019.

4Q 2018 SUPPLEMENTAL	3

EARNINGS RELEASE

DEVELOPMENT ACTIVITY

During the quarter, the 140,000 square-foot expansion of Toronto Premium Outlets opened adding enhanced amenities, elevated food offerings and more than 40 new, exciting brands. Simon owns 50% of this center. Also during the quarter, the 45,000 square-foot, phase III expansion of Johor Premium Outlets (Johor, Malaysia) opened. Simon owns 50% of this center.

Construction continues on three new international development projects including:

•
Queretaro Premium Outlets (Queretaro, Mexico); scheduled to open in summer 2019. Simon owns a 50% interest in this project.

•
Malaga Designer Outlet (Malaga, Spain); scheduled to open in fall 2019. Simon owns a 46% interest in this project.

•
Cannock Designer Outlet (Cannock, United Kingdom); scheduled to open in spring 2020. Simon owns a 20% interest in this project.

Construction also continues on other significant redevelopment and expansion projects including The Shops at Riverside (Hackensack, NJ), Southdale Center (Edina (Minneapolis), MN), Northshore Mall (Peabody (Boston), MA) and Paju Premium Outlets (Seoul, South Korea).

Construction also started on five significant redevelopment projects of former department store spaces at Broadway Square, Cape Cod Mall, Midland Park Mall, Ocean County Mall and Phipps Plaza.

4Q 2018 SUPPLEMENTAL	4

EARNINGS RELEASE

FINANCING ACTIVITY

During 2018, the Company closed on 22 mortgage loans totaling approximately $3.2 billion, (U.S. dollar equivalent), of which Simon's share is approximately $1.3 billion. The weighted average interest rate and weighted average term on these loans is 3.69% and 8.1 years, respectively.

As of December 31, 2018, Simon had more than $7.5 billion of liquidity consisting of cash on hand, including its share of joint venture cash, and available capacity under its revolving credit facilities.

COMMON STOCK REPURCHASE PROGRAM

During the quarter ended December 31, 2018, the Company repurchased 286,947 shares of its common stock. The Company also redeemed 405,485 Limited Partnership units in cash.

2019 GUIDANCE

The Company currently estimates net income to be within a range of $7.30 to $7.40 per diluted share for the year ending December 31, 2019 and that FFO will be within a range of $12.30 to $12.40 per diluted share.

The following table provides the reconciliation for the expected range of estimated net income attributable to common stockholders per diluted share to estimated FFO per diluted share:

For the year ending December 31, 2019

	LOW END	HIGH END
Estimated net income attributable to common stockholders per diluted share	$7.30	$7.40
Depreciation and amortization including Simon's share of unconsolidated entities	5.00	5.00

Estimated FFO per diluted share	$12.30	$12.40

4Q 2018 SUPPLEMENTAL	5

EARNINGS RELEASE

CONFERENCE CALL

Simon will hold a conference call to discuss the quarterly financial results today at 8:30 a.m. Eastern Time, Friday, February 1, 2019. A live webcast of the conference call will be accessible in listen-only mode at investors.simon.com. An audio replay of the conference call will be available until February 8, 2019. To access the audio replay, dial 1-855-859-2056 (international 404-537-3406) passcode 1675707.

SUPPLEMENTAL MATERIALS AND WEBSITE

Supplemental information on our fourth quarter 2018 performance is available at investors.simon.com. This information has also been furnished to the SEC in a current report on Form 8-K.

We routinely post important information online on our investor relations website, investors.simon.com. We use this website, press releases, SEC filings, quarterly conference calls, presentations and webcasts to disclose material, non-public information in accordance with Regulation FD. We encourage members of the investment community to monitor these distribution channels for material disclosures. Any information accessed through our website is not incorporated by reference into, and is not a part of, this document.

NON-GAAP FINANCIAL MEASURES

This press release includes FFO, FFO per share, portfolio net operating income growth and comparable property net operating income growth, which are financial performance measures not defined by generally accepted accounting principles in the United States ("GAAP"). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release and in Simon's supplemental information for the quarter. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry. Our definitions of these non-GAAP measures may not be the same as similar measures reported by other REITs.

4Q 2018 SUPPLEMENTAL	6

EARNINGS RELEASE

FORWARD-LOOKING STATEMENTS

Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained, and it is possible that the Company's actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact, if any, of the United Kingdom's exit from the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but except as required by law, the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

ABOUT SIMON

Simon is a global leader in the ownership of premier shopping, dining, entertainment and mixed-use destinations and an S&P 100 company (Simon Property Group, NYSE:SPG). Our properties across North America, Europe and Asia provide community gathering places for millions of people every day and generate billions in annual sales. For more information, visit simon.com.

4Q 2018 SUPPLEMENTAL	7

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)

	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2018	2017	2018	2017
REVENUE:
Minimum rent	$906,730	$880,475	$3,488,522	$3,440,009
Overage rent	57,656	52,870	162,189	147,471
Tenant reimbursements	381,485	386,767	1,520,340	1,532,923
Management fees and other revenues	30,780	30,400	116,286	121,259
Other income	84,092	77,180	370,582	296,978

Total revenue	1,460,743	1,427,692	5,657,919	5,538,640

EXPENSES:
Property operating	115,216	112,951	450,636	443,177
Depreciation and amortization	329,145	325,187	1,282,454	1,275,452
Real estate taxes	112,790	107,976	457,740	440,003
Repairs and maintenance	26,081	24,247	99,588	96,900
Advertising and promotion	43,262	42,416	151,241	150,865
(Recovery of) provision for credit losses	(1,284)	539	12,631	11,304
Home and regional office costs	30,584	24,243	136,677	135,150
General and administrative	10,830	11,883	46,543	51,972
Other	40,030	28,798	109,322	131,477

Total operating expenses	706,654	678,240	2,746,832	2,736,300

OPERATING INCOME BEFORE OTHER ITEMS	754,089	749,452	2,911,087	2,802,340
Interest expense	(204,341)	(204,986)	(815,923)	(809,393)
Loss on extinguishment of debt	—	—	—	(128,618)
Income and other taxes	(10,422)	(6,362)	(36,898)	(23,343)
Income from unconsolidated entities	149,987	123,059	475,250	400,270
Gain (loss) upon acquisition of controlling interests, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	143,879	(1,342)	288,827	3,647

CONSOLIDATED NET INCOME	833,192	659,821	2,822,343	2,244,903
Net income attributable to noncontrolling interests	119,562	87,871	382,285	296,941
Preferred dividends	834	834	3,337	3,337

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$712,796	$571,116	$2,436,721	$1,944,625

BASIC AND DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$2.30	$1.84	$7.87	$6.24

4Q 2018 SUPPLEMENTAL	8

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Consolidated Balance Sheets
(Dollars in thousands, except share amounts)

	DECEMBER 31, 2018	DECEMBER 31, 2017
ASSETS:
Investment properties, at cost	$37,092,670	$36,393,464
Less — accumulated depreciation	12,884,539	11,935,949

	24,208,131	24,457,515
Cash and cash equivalents	514,335	1,482,309
Tenant receivables and accrued revenue, net	763,815	742,672
Investment in unconsolidated entities, at equity	2,220,414	2,266,483
Investment in Klépierre, at equity	1,769,488	1,934,676
Deferred costs and other assets	1,210,040	1,373,983

Total assets	$30,686,223	$32,257,638

LIABILITIES:
Mortgages and unsecured indebtedness	$23,305,535	$24,632,463
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,316,861	1,269,190
Cash distributions and losses in unconsolidated entities, at equity	1,536,111	1,406,378
Other liabilities	500,597	520,363

Total liabilities	26,659,104	27,828,394

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	230,163	190,480
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	42,748	43,077

Common stock, $0.0001 par value, 511,990,000 shares authorized, 320,411,571 and 320,322,774 issued and outstanding, respectively	32	32

Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—

Capital in excess of par value	9,700,418	9,614,748
Accumulated deficit	(4,893,069)	(4,782,173)
Accumulated other comprehensive loss	(126,017)	(110,453)
Common stock held in treasury, at cost, 11,402,103 and 9,163,920 shares, respectively	(1,427,431)	(1,079,063)

Total stockholders' equity	3,296,681	3,686,168
Noncontrolling interests	500,275	552,596

Total equity	3,796,956	4,238,764

Total liabilities and equity	$30,686,223	$32,257,638

4Q 2018 SUPPLEMENTAL	9

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Statements of Operations
(Dollars in thousands)

	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2018	2017	2018	2017
REVENUE:
Minimum rent	$505,906	$485,253	$1,949,523	$1,868,613
Overage rent	67,001	60,533	230,145	210,909
Tenant reimbursements	213,974	216,759	880,042	860,778
Other income	93,828	80,225	326,575	290,515

Total revenue	880,709	842,770	3,386,285	3,230,815
OPERATING EXPENSES:
Property operating	153,203	141,584	590,921	551,885
Depreciation and amortization	164,870	170,402	652,968	640,286
Real estate taxes	62,070	60,419	259,567	245,646
Repairs and maintenance	23,441	21,797	87,408	81,309
Advertising and promotion	21,924	22,609	87,349	86,480
Provision for (recovery of) credit losses	664	(984)	14,042	6,645
Other	43,757	50,477	187,292	184,037

Total operating expenses	469,929	466,304	1,879,547	1,796,288

OPERATING INCOME BEFORE OTHER ITEMS	410,780	376,466	1,506,738	1,434,527
Interest expense	(158,154)	(154,669)	(663,693)	(593,062)
Gain (loss) on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	7,575	(2,239)	33,367	(2,239)

NET INCOME	$260,201	$219,558	$876,412	$839,226

Third-Party Investors' Share of Net Income	$132,593	$110,001	$436,767	$424,533

Our Share of Net Income	127,608	109,557	439,645	414,693
Amortization of Excess Investment (A)	(20,804)	(21,760)	(85,252)	(89,804)
Our Share of (Gain) Loss on Sale or Disposal of, or Recovery on, Assets and Interests in Unconsolidated Entities, net	(2,841)	1,342	(12,513)	1,342

Income from Unconsolidated Entities (B)	$103,963	$89,139	$341,880	$326,231

Note:
The above financial presentation does not include any information related to our investments in Klépierre S.A. ("Klépierre") and HBS Global Properties ("HBS"). For additional information, see footnote B.

4Q 2018 SUPPLEMENTAL	10

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Joint Venture Combined Balance Sheets
(Dollars in thousands)

	DECEMBER 31, 2018	DECEMBER 31, 2017
Assets:
Investment properties, at cost	$18,807,449	$18,328,747
Less - accumulated depreciation	6,834,633	6,371,363

	11,972,816	11,957,384
Cash and cash equivalents	1,076,398	956,084
Tenant receivables and accrued revenue, net	445,148	403,125
Deferred costs and other assets	390,818	355,585

Total assets	$13,885,180	$13,672,178

Liabilities and Partners' Deficit:
Mortgages	$15,235,415	$14,784,310
Accounts payable, accrued expenses, intangibles, and deferred revenue	976,311	1,033,674
Other liabilities	344,205	365,857

Total liabilities	16,555,931	16,183,841
Preferred units	67,450	67,450
Partners' deficit	(2,738,201)	(2,579,113)

Total liabilities and partners' deficit	$13,885,180	$13,672,178

Our Share of:
Partners' deficit	$(1,168,216)	$(1,144,620)
Add: Excess Investment (A)	1,594,198	1,733,063

Our net Investment in unconsolidated entities, at equity	$425,982	$588,443

Note:
The above financial presentation does not include any information related to our investments in Klépierre and HBS Global Properties. For additional information, see footnote B.

4Q 2018 SUPPLEMENTAL	11

EARNINGS RELEASE

Simon Property Group, Inc.
Unaudited Reconciliation of Non-GAAP Financial Measures (C)
(Amounts in thousands, except per share amounts)

RECONCILIATION OF CONSOLIDATED NET INCOME TO FFO
	FOR THE THREE MONTHS ENDED DECEMBER 31,		FOR THE TWELVE MONTHS ENDED DECEMBER 31,
	2018	2017	2018	2017
Consolidated Net Income (D)	$833,192	$659,821	$2,822,343	$2,244,903
Adjustments to Arrive at FFO:
Depreciation and amortization from consolidated properties	326,273	321,397	1,270,888	1,260,865
Our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS	129,818	139,026	533,595	540,718
(Gain) loss upon acquisition of controlling interests, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net (E)	(137,263)	1,342	(282,211)	(3,647)
Unrealized change in fair value of equity instruments	16,423	—	15,212	—
Net income attributable to noncontrolling interest holders in properties	(10,642)	(734)	(11,327)	(13)
Noncontrolling interests portion of depreciation and amortization	(5,082)	(4,248)	(18,647)	(17,069)
Preferred distributions and dividends	(1,313)	(1,313)	(5,252)	(5,252)

FFO of the Operating Partnership (G)	$1,151,406	$1,115,291	$4,324,601	$4,020,505

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$2.30	$1.84	$7.87	$6.24
Depreciation and amortization from consolidated properties and our share of depreciation and amortization from unconsolidated entities, including Klépierre and HBS, net of noncontrolling interests portion of depreciation and amortization	1.27	1.28	5.01	4.98
Gain upon acquisition of controlling interests, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net (F)	(0.39)	—	(0.79)	(0.01)
Unrealized change in fair value of equity instruments	0.05	—	0.04	—

Diluted FFO per share (H)	$3.23	$3.12	$12.13	$11.21

Details for per share calculations:
FFO of the Operating Partnership (G)	$1,151,406	$1,115,291	$4,324,601	$4,020,505
Diluted FFO allocable to unitholders	(152,122)	(146,935)	(568,817)	(529,595)

Diluted FFO allocable to common stockholders (I)	$999,284	$968,356	$3,755,784	$3,490,910

Basic and Diluted weighted average shares outstanding	309,294	310,856	309,627	311,517
Weighted average limited partnership units outstanding	47,102	47,169	46,893	47,260

Basic and Diluted weighted average shares and units outstanding	356,396	358,025	356,520	358,777

Basic and Diluted FFO per Share (H)	$3.23	$3.12	$12.13	$11.21
Percent Change	3.5%		8.2%

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Simon Property Group, Inc.
Footnotes to Unaudited Financial Information

Notes:

(A)
Excess investment represents the unamortized difference of our investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(B)
The Unaudited Joint Venture Combined Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investments in Klépierre and HBS Global Properties. Amounts included in Footnote D below exclude our share of related activity for our investments in Klépierre and HBS Global Properties. For further information on Klépierre, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-K.

(C)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

  We determine FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). We determine FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sale, disposal or property insurance recoveries of, or any impairment related to, previously depreciated retail operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

  We have adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale, disposal or property insurance recoveries of, or any impairment relating to, previously depreciated retail operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, equity instruments, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(D)
Includes our share of:

-
Gains on land sales of $2.4 million and $2.2 million for the three months ended December 31, 2018 and 2017, respectively, and $6.3 million and $12.3 million for the twelve months ended December 31, 2018 and 2017, respectively.

-
Straight-line adjustments increased income by $6.7 million and $7.4 million for the three months ended December 31, 2018 and 2017, respectively, and $28.5 million and $34.5 million for the twelve months ended December 31, 2018 and 2017, respectively.

-
Amortization of fair market value of leases from acquisitions increased income by $1.4 million and $1.4 million for the three months ended December 31, 2018 and 2017, respectively, and $4.4 million and $6.0 million for the twelve months ended December 31, 2018 and 2017, respectively.

(E)
Gain upon acquisition of controlling interests, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment for the three and twelve months ended December 31, 2018 was $143.9 million and $288.8 million, respectively. Noncontrolling interest portion of the gain for the three and twelve months ended December 31, 2018 was $6.6 million.

(F)
Includes noncontrolling interests gain upon acquisition of controlling interests, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment of $0.02 per share for the three and twelve months ended December 31, 2018.

(G)
Includes a loss on the extinguishment of debt of $128.6 million for the twelve months ended December 31, 2017.

(H)
Includes Basic and Diluted FFO per share related to a loss on the extinguishment of debt of $0.36 for the twelve months ended December 31, 2017.

(I)
Includes Diluted FFO allocable to common stockholders related to a loss on the extinguishment of debt of $111.7 million for the twelve months ended December 31, 2017.

4Q 2018 SUPPLEMENTAL	13

OVERVIEW

THE COMPANY

Simon Property Group, Inc. (NYSE:SPG) is a self-administered and self-managed real estate investment trust ("REIT"). Simon Property Group, L.P., or the Operating Partnership, is our majority-owned partnership subsidiary that owns all of our real estate properties and other assets. In this package, the terms Simon, we, our, or the Company refer to Simon Property Group, Inc., the Operating Partnership, and its subsidiaries. We own, develop and manage premier shopping, dining, entertainment and mixed-use destinations, which consist primarily of malls, Premium Outlets®, The Mills®, and International Properties. At December 31, 2018, we owned or had an interest in 234 properties comprising 191 million square feet in North America, Asia and Europe. Additionally, at December 31, 2018, we had a 21.3% ownership interest in Klépierre, a publicly traded, Paris-based real estate company, which owns shopping centers in 16 European countries.

This package was prepared to provide operational and balance sheet information as of December 31, 2018 for the Company and the Operating Partnership.

Certain statements made in this Supplemental Package may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained, and it is possible that our actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: changes in economic and market conditions that may adversely affect the general retail environment; the potential loss of anchor stores or major tenants; the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise; decreases in market rental rates; the intensely competitive market environment in the retail industry; the inability to lease newly developed properties and renew leases and relet space at existing properties on favorable terms; risks related to international activities, including, without limitation, the impact of the United Kingdom's vote to leave the European Union; changes to applicable laws or regulations or the interpretation thereof; risks associated with the acquisition, development, redevelopment, expansion, leasing and management of properties; general risks related to real estate investments, including the illiquidity of real estate investments; the impact of our substantial indebtedness on our future operations; any disruption in the financial markets that may adversely affect our ability to access capital for growth and satisfy our ongoing debt service requirements; any change in our credit rating; changes in market rates of interest and foreign exchange rates for foreign currencies; changes in the value of our investments in foreign entities; our ability to hedge interest rate and currency risk; our continued ability to maintain our status as a REIT; changes in tax laws or regulations that result in adverse tax consequences; risks relating to our joint venture properties; environmental liabilities; changes in insurance costs, the availability of comprehensive insurance coverage; security breaches that could compromise our information technology or infrastructure; natural disasters; the potential for terrorist activities; and the loss of key management personnel. We discuss these and other risks and uncertainties under the heading "Risk Factors" in our annual and quarterly periodic reports filed with the SEC. We may update that discussion in subsequent other periodic reports, but, except as required by law, we undertake no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Any questions, comments or suggestions regarding this Supplemental Information should be directed to Tom Ward, Senior Vice President of Investor Relations (tom.ward@simon.com or 317.685.7330).

4Q 2018 SUPPLEMENTAL	14

OVERVIEW

STOCK INFORMATION

The Company's common stock and one series of preferred stock are traded on the New York Stock Exchange under the following symbols:

Common Stock	SPG
8.375% Series J Cumulative Redeemable Preferred	SPGPrJ
CREDIT RATINGS
Standard & Poor's
Corporate	A	(Stable Outlook)
Senior Unsecured	A	(Stable Outlook)
Commercial Paper	A1	(Stable Outlook)
Preferred Stock	BBB+	(Stable Outlook)
Moody's
Senior Unsecured	A2	(Stable Outlook)
Commercial Paper	P1	(Stable Outlook)
Preferred Stock	A3	(Stable Outlook)

SENIOR UNSECURED DEBT COVENANTS (1)

	Required	Actual	Compliance

Total Debt to Total Assets (1)	≤65%	39%	Yes
Total Secured Debt to Total Assets (1)	≤50%	18%	Yes
Fixed Charge Coverage Ratio	>1.5X	5.1X	Yes
Total Unencumbered Assets to Unsecured Debt	≥125%	294%	Yes
(1)
Covenants for indentures dated June 7, 2005 and later. Total Assets are calculated in accordance with the indenture and essentially represent net operating income (NOI) divided by a 7.0% capitalization rate plus the value of other assets at cost.

4Q 2018 SUPPLEMENTAL	15

SELECTED FINANCIAL AND EQUITY INFORMATION
(In thousands, except as noted)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2018	2017	2018	2017
Financial Highlights
Total Revenue - Consolidated Properties	$1,460,743	$1,427,692	$5,657,919	$5,538,640
Consolidated Net Income	$833,192	$659,821	$2,822,343	$2,244,903
Net Income Attributable to Common Stockholders	$712,796	$571,116	$2,436,721	$1,944,625
Basic and Diluted Earnings per Common Share (EPS)	$2.30	$1.84	$7.87	$6.24
Funds from Operations (FFO) of the Operating Partnership	$1,151,406	$1,115,291	$4,324,601	$4,020,505
Basic and Diluted FFO per Share (FFOPS)	$3.23	$3.12	$12.13	$11.21
Dividends/Distributions per Share/Unit	$2.00	$1.85	$7.90	$7.15

Stockholders' Equity Information	AS OF DECEMBER 31, 2018	AS OF DECEMBER 31, 2017
Limited Partners' Units Outstanding at end of period	46,807	46,879
Common Shares Outstanding at end of period	309,018	311,167

Total Common Shares and Limited Partnership Units Outstanding at end of period	355,825	358,046

Weighted Average Limited Partnership Units Outstanding	46,893	47,260
Weighted Average Common Shares Outstanding:
Basic and Diluted - for purposes of EPS and FFOPS	309,627	311,517

Debt Information
Share of Consolidated Debt	$23,139,977	$24,465,117
Share of Joint Venture Debt	7,160,392	7,011,525

Share of Total Debt	$30,300,369	$31,476,642

Market Capitalization
Common Stock Price at end of period	$167.99	$171.74
Common Equity Capitalization, including Limited Partnership Units	$59,775,015	$61,490,902
Preferred Equity Capitalization, including Limited Partnership Preferred Units	80,287	82,527

Total Equity Market Capitalization	$59,855,302	$61,573,429

Total Market Capitalization - Including Share of Total Debt	$90,155,671	$93,050,071

Debt to Total Market Capitalization	33.6%	33.8%

4Q 2018 SUPPLEMENTAL	16

NET OPERATING INCOME (NOI) COMPOSITION (1)
For the Twelve Months Ended December 31, 2018

(1)
Based on our share of total NOI and does not reflect any property, entity or corporate-level debt.
(2)
Includes Klépierre, international Premium Outlets, international Designer Outlets and distributions from other international investments.
(3)
Includes Lifestyle Centers.

4Q 2018 SUPPLEMENTAL	17

NET OPERATING INCOME OVERVIEW (1)
(In thousands)

	FOR THE THREE MONTHS ENDED DECEMBER 31,		% GROWTH	FOR THE TWELVE MONTHS ENDED DECEMBER 31,		% GROWTH

	2018	2017		2018	2017
Comparable Property NOI (2)	$1,463,583	$1,433,369	2.1%	$5,568,958	$5,446,365	2.3%
NOI from New Development, Redevelopment, Expansion and Acquisitions (3)	19,761	18,920		72,212	79,283
International Properties (4)	136,019	119,386		506,205	427,184
Our share of NOI from Investments (5)	82,356	86,423		316,155	279,028

Portfolio NOI	$1,701,719	$1,658,098	2.6%	$6,463,530	$6,231,860	3.7%
Corporate and Other NOI Sources (6)	80,935	85,958		389,092	386,895

Combined NOI	$1,782,654	$1,744,056		$6,852,622	$6,618,755
Less: Joint Venture Partners' Share of NOI	307,934	287,070		1,143,667	1,091,989

Our Share of Total NOI	$1,474,720	$1,456,986		$5,708,955	$5,526,766

(1)
All amounts are presented at gross values unless otherwise indicated as our share. See reconciliation on following page.
(2)
Includes Malls, Premium Outlets, The Mills and Lifestyle Centers opened and operating as comparable for the period.
(3)
Includes total property NOI for properties undergoing redevelopment as well as incremental NOI for expansion properties not yet included in comparable properties.
(4)
Includes International Premium Outlets (except for Canadian International Premium Outlets included in Comparable NOI), International Designer Outlets and distributions from other international investments.
(5)
Includes our share of NOI of Klépierre, HBS, and other corporate investments.
(6)
Includes income components excluded from Portfolio NOI and Comparable Property NOI (domestic lease termination income, interest income, land sale gains, straight line rent, above/below market lease adjustments), gains on sale of equity instruments, unrealized gains and losses on equity instruments, Simon management company revenues, and other assets.

4Q 2018 SUPPLEMENTAL	18

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF NET INCOME TO NOI

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2018	2017	2018	2017
Reconciliation of NOI of consolidated entities:
Consolidated Net Income	$833,192	$659,821	$2,822,343	$2,244,903
Income and other tax expense	10,422	6,362	36,898	23,343
Interest expense	204,341	204,986	815,923	809,393
Income from unconsolidated entities	(149,987)	(123,059)	(475,250)	(400,270)
Loss on extinguishment of debt	–	–	–	128,618
(Gain) loss upon acquisition of controlling interests, sale or disposal of, or recovery on, assets and interests in unconsolidated entities and impairment, net	(143,879)	1,342	(288,827)	(3,647)

Operating Income Before Other Items	754,089	749,452	2,911,087	2,802,340
Depreciation and amortization	329,145	325,187	1,282,454	1,275,452
Home and regional office costs	30,584	24,243	136,677	135,150
General and administrative	10,830	11,883	46,543	51,972

NOI of consolidated entities	$1,124,648	$1,110,765	$4,376,761	$4,264,914

Reconciliation of NOI of unconsolidated entities:
Net Income	$260,201	$219,558	$876,412	$839,226
Interest expense	158,154	154,669	663,693	593,062
(Gain) loss on sale or disposal of, or recovery on, assets and interests in unconsolidated entities, net	(7,575)	2,239	(33,367)	2,239

Operating Income Before Other Items	410,780	376,466	1,506,738	1,434,527
Depreciation and amortization	164,870	170,402	652,968	640,286

NOI of unconsolidated entities	$575,650	$546,868	$2,159,706	$2,074,813

Add: Our share of NOI from Klépierre, HBS and other corporate investments	82,356	86,423	316,155	279,028

Combined NOI	$1,782,654	$1,744,056	$6,852,622	$6,618,755

4Q 2018 SUPPLEMENTAL	19

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(In thousands, except as noted)

RECONCILIATION OF FFO OF THE OPERATING PARTNERSHIP TO FUNDS AVAILABLE FOR DISTRIBUTION (OUR SHARE)

	THREE MONTHS ENDED DECEMBER 31, 2018	TWELVE MONTHS ENDED DECEMBER 31, 2018
FFO of the Operating Partnership	$1,151,406	$4,324,601
Non-cash impacts to FFO(1)	1,306	31,233

FFO of the Operating Partnership excluding non-cash impacts	1,152,712	4,355,834
Tenant allowances	(32,301)	(177,199)
Operational capital expenditures	(67,660)	(177,915)

Funds available for distribution	$1,052,751	$4,000,720

(1)
Non-cash impacts to FFO of the Operating Partnership include:

	THREE MONTHS ENDED DECEMBER 31, 2018	TWELVE MONTHS ENDED DECEMBER 31, 2018
Deductions:
Straight-line rent	$(6,732)	$(28,494)
Fair value of debt amortization	16	32
Fair market value of lease amortization	(1,444)	(4,429)
Additions:
Stock based compensation expense	2,873	27,986
Mortgage, financing fee and terminated swap amortization expense	6,593	36,138

	$1,306	$31,233

This report contains measures of financial or operating performance that are not specifically defined by generally accepted accounting principles (GAAP) in the United States, including FFO, FFO per share, funds available for distribution, net operating income (NOI), portfolio NOI, and comparable property NOI. FFO and NOI are performance measures that are standard in the REIT business. We believe FFO and NOI provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The non-GAAP financial measures used in this report should not be considered as alternatives to net income as a measure of our operating performance or to cash flows computed in accordance with GAAP as a measure of liquidity nor are they indicative of cash flows from operating and financial activities. Reconciliations of other non-GAAP measures used in this report to the most-directly comparable GAAP measure are included in the tables on pages 18 – 20 and in the Earnings Release for the latest period.

4Q 2018 SUPPLEMENTAL	20

OTHER INCOME, OTHER EXPENSE AND CAPITALIZED INTEREST
(In thousands)

	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2018	2017	2018	2017
Consolidated Properties
Other Income
Interest, dividend and distribution income (1)	$5,843	$8,446	$48,469	$25,802
Lease settlement income	2,700	9,567	44,174	45,987
Gains on land sales	114	2,330	3,362	11,864
Realized gains on sales of marketable securities	–	–	–	21,541
Other (2)	75,435	56,837	274,577	191,784

Totals	$84,092	$77,180	$370,582	$296,978

Other Expense
Ground leases	$10,957	$10,897	$42,683	$41,237
Unrealized change in fair value of equity instruments (3)	16,423	–	15,212	–
Professional fees and other	12,650	17,901	51,427	90,240

Totals	$40,030	$28,798	$109,322	$131,477

Capitalized Interest	THREE MONTHS ENDED DECEMBER 31,		TWELVE MONTHS ENDED DECEMBER 31,

	2018	2017	2018	2017
Interest Capitalized during the Period:
Our Share of Consolidated Properties	$4,683	$4,294	$19,867	$24,754
Our Share of Joint Venture Properties	$409	$381	$2,077	$2,152

(1)
Includes distributions from other international investments.

(2)
Includes ancillary property revenues, gift cards, marketing, media, parking and sponsorship revenues, gains on sale of non-retail investments, non-real estate investments, insurance proceeds from business interruption and other miscellaneous income items.

(3)
Relates to period value fluctuations of Washington Prime Group ("WPG") equity and amounts not included in FFO.

4Q 2018 SUPPLEMENTAL	21

U.S. MALLS AND PREMIUM OUTLETS OPERATING INFORMATION

	AS OF DECEMBER 31,

	2018	2017
Total Number of Properties	176	175
Total Square Footage of Properties (in millions)	151.2	151.1

Ending Occupancy (1):
Consolidated Assets	95.9%	95.8%
Unconsolidated Assets	95.8%	95.1%
Total Portfolio	95.9%	95.6%
Total Sales per Square Foot (PSF) (2):
Consolidated Assets	$641	$613
Unconsolidated Assets	$719	$671
Total Portfolio	$661	$628
Base Minimum Rent PSF (3):
Consolidated Assets	$52.51	$51.34
Unconsolidated Assets	$58.59	$57.88
Total Portfolio	$54.18	$53.11

Open / Close Spread

		RENT PSF (BASE MINIMUM RENT & CAM)

	SQUARE FOOTAGE OF OPENINGS	AVERAGE OPENING RATE PSF (4)	AVERAGE CLOSING RATE PSF (4)	LEASING SPREAD (4)	SPREAD TO CLOSE %
12/31/18	8,722,732	$62.04	$54.29	$7.75	14.3%
12/31/17	6,656,004	$72.68	$65.26	$7.42	11.4%
Occupancy Cost as a Percentage of Sales (5):
12/31/18	12.8%
12/31/17	13.2%
(1)
Ending Occupancy is the percentage of total owned square footage (GLA) which is leased as of the last day of the reporting period. We include all company owned space except for mall anchors, mall majors, mall freestanding and mall outlots in the calculation.
(2)
Total Sales PSF is defined as total sales of the tenants open and operating in the center during the reporting period divided by the associated company owned and occupied GLA on a trailing 12-month basis. Includes tenant sales activity for all months a tenant is open within the trailing 12-month period. In accordance with the standard definition of sales for regional malls adopted by the International Council of Shopping Centers, stores with less than 10,000 square feet are included for malls and stores with less than 20,000 square feet are included for Premium Outlets.
(3)
Base Minimum Rent PSF is the average base minimum rent charge in effect for the reporting period for all tenants that would qualify to be included in Ending Occupancy as defined above.
(4)
The Open / Close Spread is a measure that compares opening and closing rates on all spaces. The Opening Rate is the initial cash Rent PSF for spaces leased during the trailing 12-month period, and includes new leases, renewals, amendments and relocations (including expansions and downsizings) if lease term is greater than one year. The Closing Rate is the final cash Rent PSF as of the month the tenant terminates or closes. Rent PSF includes Base Minimum Rent and Common Area Maintenance (CAM) rents.
(5)
Occupancy Cost as a Percentage of Sales is the trailing 12-month Base Minimum Rent, plus all applicable ancillary charges, plus overage rent, if applicable (based on last 12 months of sales), divided by the trailing 12-month Total Sales PSF for the same tenants.

4Q 2018 SUPPLEMENTAL	22

THE MILLS AND INTERNATIONAL OPERATING INFORMATION

	AS OF DECEMBER 31,

	2018	2017
The Mills
Total Number of Properties	14	14
Total Square Footage of Properties (in millions)	21.4	21.1
Ending Occupancy(1)	97.6%	98.4%
Total Sales PSF(2)	$614	$587
Base Minimum Rent PSF(3)	$32.63	$30.98
Leasing Spread PSF(4)	$15.21	$11.36
Leasing Spread (Percentage Change)(4)	34.6%	19.7%

International Properties
Premium Outlets
Total Number of Properties	19	18
Total Square Footage of Properties (in millions)	7.3	6.6
Designer Outlets
Total Number of Properties	9	9
Total Square Footage of Properties (in millions)	2.2	2.2
Statistics for Premium Outlets in Japan(5)
Ending Occupancy	99.7%	99.9%
Total Sales PSF	¥107,265	¥105,138
Base Minimum Rent PSF	¥5,156	¥5,062
(1)
See footnote 1 on page 22 for definition, except Ending Occupancy is calculated on all company owned space.
(2)
See footnote 2 on page 22 for definition; calculation methodology is the same as for malls.
(3)
See footnote 3 on page 22 for definition.
(4)
See footnote 4 on page 22 for definition.
(5)
Information supplied by the managing venture partner; includes 9 properties.

4Q 2018 SUPPLEMENTAL	23

U.S. MALLS AND PREMIUM OUTLETS LEASE EXPIRATIONS (1)

YEAR	NUMBER OF LEASES EXPIRING	SQUARE FEET	AVG. BASE MINIMUM RENT PSF AT 12/31/18	PERCENTAGE OF GROSS ANNUAL RENTAL REVENUES (2)

Inline Stores and Freestanding
Month to Month Leases	530	1,407,824	$61.88	1.6%
2019	2,413	8,503,453	$51.65	7.7%
2020	2,368	8,085,250	$50.87	7.2%
2021	2,125	8,109,158	$49.99	7.2%
2022	2,043	8,120,171	$50.11	7.3%
2023	2,328	8,685,716	$56.79	8.7%
2024	1,673	6,678,649	$58.56	6.9%
2025	1,450	5,502,091	$65.09	6.4%
2026	1,283	4,573,797	$63.39	5.1%
2027	1,031	3,849,512	$62.90	4.3%
2028	866	3,653,830	$56.94	3.7%
2029 and Thereafter	447	2,797,024	$46.42	2.4%
Specialty Leasing Agreements w/ terms in excess of 12 months	1,536	3,964,360	$19.41	1.4%

Anchors
2019	9	1,004,555	$3.80	0.1%
2020	22	3,137,784	$4.39	0.3%
2021	12	1,422,205	$4.74	0.1%
2022	14	1,915,691	$6.37	0.2%
2023	18	2,468,058	$6.55	0.3%
2024	20	1,465,647	$9.63	0.3%
2025	15	1,404,556	$9.35	0.2%
2026	5	633,170	$4.97	0.1%
2027	6	920,224	$4.16	0.1%
2028	9	857,119	$7.43	0.1%
2029 and Thereafter	17	2,013,617	$6.17	0.2%
(1)
Does not consider the impact of renewal options that may be contained in leases.
(2)
Annual rental revenues represent 2018 consolidated and joint venture combined base rental revenue.

4Q 2018 SUPPLEMENTAL	24

U.S. MALLS AND PREMIUM OUTLETS TOP TENANTS

Top Inline Store Tenants (sorted by percentage of total base minimum rent for U.S. properties)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

The Gap, Inc.	370	3,803	2.1%	3.4%
L Brands, Inc.	314	1,916	1.1%	2.1%
Ascena Retail Group Inc	449	2,499	1.4%	1.8%
PVH Corporation	236	1,466	0.8%	1.5%
Signet Jewelers, Ltd.	389	569	0.3%	1.5%
Forever 21, Inc.	97	1,486	0.8%	1.4%
Tapestry, Inc.	246	972	0.5%	1.4%
Foot Locker, Inc.	237	1,071	0.6%	1.2%
Luxottica Group SPA	388	698	0.4%	1.2%
Abercrombie & Fitch Co.	156	1,110	0.6%	1.2%

Top Anchors (sorted by percentage of total square footage in U.S. properties) (1)

TENANT	NUMBER OF STORES	SQUARE FEET (000's)	PERCENT OF TOTAL SQ. FT. IN U.S. PROPERTIES	PERCENT OF TOTAL BASE MINIMUM RENT FOR U.S. PROPERTIES

Macy's Inc.	117	22,449	12.4%	0.4%
J.C. Penney Co., Inc.	66	10,589	5.8%	0.3%
Dillard's, Inc.	38	6,779	3.7%	*
Nordstrom, Inc.	28	4,679	2.6%	0.1%
Sears Holdings Corporation (2)	25	4,274	2.4%	*
Dick's Sporting Goods, Inc.	31	2,177	1.2%	0.5%
Hudson's Bay Company	16	2,128	1.2%	0.1%
Belk, Inc.	9	1,504	0.8%	*
The Neiman Marcus Group, Inc.	12	1,458	0.8%	0.1%
Target Corporation	6	831	0.5%	*
Von Maur, Inc.	6	768	0.4%	*
(1)
Includes space leased and owned by anchors in U.S. Malls; does not include Bloomingdale's The Outlet Store, Neiman Marcus Last Call, Nordstrom Rack, and Saks Fifth Avenue Off 5th.
(2)
Excludes 4 stores expected to close by March 31, 2019.
*
Less than one-tenth of one percent.

4Q 2018 SUPPLEMENTAL	25

CAPITAL EXPENDITURES
(In thousands)

		UNCONSOLIDATED PROPERTIES

	CONSOLIDATED PROPERTIES	TOTAL	OUR SHARE
New development projects	$94,923	$213,387	$104,417
Redevelopment projects with incremental square footage and/or anchor replacement	309,455	275,878	132,313
Redevelopment projects with no incremental square footage (1)	136,797	48,072	20,143

Subtotal new development and redevelopment projects	541,175	537,337	256,873
Tenant allowances	139,359	79,044	37,840
Operational capital expenditures at properties:
CAM expenditures (2)	110,450	56,310	25,162
Non-CAM expenditures	35,228	15,508	7,075

Totals	$826,212	$688,199	$326,950

Conversion from accrual to cash basis	(44,303)	73,458	34,898

Capital Expenditures for the Twelve Months Ended 12/31/18 (3)	$781,909	$761,657	$361,848

Capital Expenditures for the Twelve Months Ended 12/31/17 (3)	$732,100	$1,023,153	$489,520

(1)
Includes restoration projects as a result of property damage from natural disasters.
(2)
Expenditures included in the pool of charges allocated to tenants as CAM.
(3)
Agrees with the line item "Capital expenditures" on the Statements of Cash Flows for the consolidated properties. No statement of cash flows is prepared for the joint venture properties; however, the above reconciliation was completed in the same manner as the reconciliation for the consolidated properties.

4Q 2018 SUPPLEMENTAL	26

DEVELOPMENT ACTIVITY SUMMARY (1)
As of December 31, 2018
(in millions, except percent)

PLATFORM PROJECT TYPE	PROJECTED GROSS COST (2)	PROJECTED NET COST (3)	OUR SHARE OF NET COST (4)	EXPECTED STABILIZED RATE OF RETURN (4)	TOTAL CONSTRUCTION IN PROGRESS	OUR SHARE OF TOTAL CONSTRUCTION IN PROGRESS
Malls
Redevelopments	$999	$987	$882	7%	$283	$240

Premium Outlets
New Developments	$361	$308	$104	8%	$147	$59
Redevelopments	$517	$491	$262	10%	$108	$53
The Mills
Redevelopments	$39	$39	$39	8%	$6	$6
Totals	$1,916	$1,825	$1,287	7%	$544	$358

Notes:

(1)
Represents projects under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million or incremental square footage. Includes both domestic and international properties.
(2)
Projected Gross Cost includes soft costs such as architecture and engineering fees, tenant costs (allowances/leasing commissions), development, legal and other fees, marketing costs, cost of capital, and other related costs.
(3)
Projected Net Cost includes cost recoveries such as land sales, tenant reimbursements, Tax Increment Financing (TIF), CAM, and other such recoveries.
(4)
Costs and returns are based upon current budget assumptions; actual costs may vary and no assurance can be given that expected returns will be achieved.

4Q 2018 SUPPLEMENTAL	27

DEVELOPMENT ACTIVITY SUMMARY
As of December 31, 2018

(1)
Includes hotel, residential, office and other
(2)
Includes international Premium Outlets and international Designer Outlets

4Q 2018 SUPPLEMENTAL	28

DEVELOPMENT ACTIVITY REPORT (1)
As of December 31, 2018

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Malls - Redevelopments
Auburn Mall - Auburn, MA	Redevelopment of the former Macy's Home Store building with Reliant Medical	2/19	56%
King of Prussia - King of Prussia (Philadelphia), PA	Redevelopment	6/19	100%
Burlington Mall - Burlington (Boston), MA	Redevelopment of the former Sears TBA	9/19	100%
Roosevelt Field - Garden City (New York), NY	163 room Residence Inn by Marriott	9/19	50%
Columbia Center - Kennewick, WA	Dick's Sporting Goods	10/19	100%
Orland Square - Orland Park, IL	Redevelopment of the former Carson's with Von Maur	11/19	100%
Shops at Riverside, The - Hackensack (New York), NJ	Redevelopment	12/19	100%
Southdale Center - Edina (Minneapolis), MN	Redevelopment of the former JCPenney building with Life Time Athletic and Life Time Sport/Work	12/19	100%
Broadway Square - Tyler, TX	Redevelopment of the former Sears building with retail and restaurants	6/20	100%
Midland Park Mall - Midland, TX	Redevelopment of the former Sears building with Dillard's	6/20	100%
Ocean County Mall - Toms River, NJ	Redevelopment of the former Sears building with B.J.'s Restaurant & Brewhouse, LA Fitness, and other retailers	6/20	100%
Cape Cod Mall - Hyannis, MA	Redevelopment of the former Sears building and TBA with Target and other retailers	10/20	56%
Dadeland Mall - Miami, FL	Kendall West expansion including the addition of Apple and North Italia	10/20	50%
Northshore Mall - Peabody, MA	Redevelopment of the former Sears building and TBA with Life Time Athletic and Tesla	11/20	56%
Phipps Plaza - Atlanta, GA	Mixed use redevelopment of the former Belk building with Nobu Hotel and Restaurant, Life Time Athletic, Life Time Work, Office, and retail	8/21	100%
Other Properties	Redevelopment projects at various properties

4Q 2018 SUPPLEMENTAL	29

DEVELOPMENT ACTIVITY REPORT (1)
As of December 31, 2018

PROPERTY/ LOCATION	PROJECT DESCRIPTION	ACTUAL/ PROJECTED OPENING	COMPANY'S OWNERSHIP PERCENTAGE

Premium Outlets - New Developments
Queretaro Premium Outlets - Queretaro, Mexico	294,000 SF upscale Premium Outlet Center	7/19	50%

Designer Outlet - New Developments
Malaga Designer Outlet - Malaga, Spain	191,000 SF upscale Designer Outlet Center	9/19	46%
Cannock Designer Outlet - Cannock, U.K.	197,000 SF upscale Designer Outler Center	5/20	20%

Premium Outlets - Redevelopments and Expansions
Woodbury Common Premium Outlets - Central Valley (New York), NY	Luxury Expansion	7/19	100%
Paju Premium Outlets - Seoul, South Korea	116,000 SF Phase III expansion	8/19	50%
Edinburgh Premium Outlets - Edinburgh, IN	Redevelopment	10/19	100%
Wrentham Premium Outlets - Wrentham (Boston), MA	Redevelopment	10/19	100%
Tosu Premium Outlets - Tosu, Japan	38,000 SF Phase IV expansion	11/19	40%
Gotemba Premium Outlets - Gotemba, Japan	178,000 SF Phase IV expansion	4/20	40%
Woodbury Common Premium Outlets - Central Valley (New York), NY	Redevelopment	4/20	100%

Designer Outlet - Expansions
Vancouver Designer Outlet - Vancouver (British Columbia), Canada	84,000 SF Phase II expansion	7/19	46%
Ashford Designer Outlet - Kent, United Kingdom	98,000 SF Phase II expansion	10/19	46%
Noventa di Piave Designer Outlet - Noventa di Pave (Venice), Italy	29,000 SF Phase V expansion	10/19	92%

The Mills - Redevelopments
Sawgrass Mills - Sunrise (Miami), FL	Redevelopment of the former JCPenney Outlet with Primark and other retailers	12/20	100%
(1)
Projects listed above are included in the Development Activity Summary and are under construction; new development and redevelopment projects with budgeted gross costs in excess of $5 million or incremental square footage. Includes both domestic and international properties

4Q 2018 SUPPLEMENTAL	30

DENSIFICATION PROJECTS

PROPERTY NAME/LOCATION	PROPERTY TYPE	PROJECT DESCRIPTION
Openings in 2017
Coconut Point - Estero, FL	Hotel	114 room Town Place Suites by Marriott
Houston Premium Outlets - Cypress (Houston), TX	Hotel	95 room Holiday Inn Express
Phipps Plaza - Atlanta, GA *	Residential	319 residential units
The Shops at Clearfork - Fort Worth, TX *	Office	130,000 SF of Class A office building
Woodland Hills Mall - Tulsa, OK	Hotel	110 room Holiday Inn Express

Openings in 2018
Arundel Mills - Hanover (Baltimore), MD	Hotel	310 room Live! Hotel with 1,500 seat concert venue
Southdale Center - Edina (Minneapolis), MN *	Hotel	146 room Homewood Suites by Hilton

Openings Projected for 2019
Auburn Mall - Auburn, MA *	Office	88,000 SF medical office space
Colorado Mills - Lakewood (Denver), CO	Hotel	127 room SpringHill Suites by Marriott
Miller Hill Mall - Duluth, MN	Office	145,000 SF medical office space
Roosevelt Field - Garden City (New York), NY *	Hotel	163 room Residence Inn by Marriott

Openings Projected for 2020 and Beyond
Allen Premium Outlets - Allen (Dallas), TX	Hotel	101 room Staybridge Suites
Dadeland Mall - Miami, FL	Hotel	177 room AC Hotel by Marriott
Firewheel Town Center - Garland (Dallas), TX	Hotel	90 room Fairfield Inn by Marriott
Northgate - Seattle, WA*	Office	30,000 SF NHL Seattle Corporate Headquarters
	Office	1,000,000 SF of Class A office building
	Hotel	372 hotel rooms
	Residential	1,032 residential units
Phipps Plaza - Atlanta, GA *	Hotel	150 room Nobu Hotel
	Office	30,000 SF Life Time Work
	Office	354,000 SF of Class A office building
Round Rock Premium Outlets - Round Rock (Austin), TX	Hotel	170 room Embassy Suites by Hilton
Round Rock Premium Outlets - Round Rock (Austin), TX *	Residential	433 residential units
Sawgrass Mills - Sunrise (Miami), FL *	Hotel	174 room AC Hotel by Marriott
Shops at Mission Viejo, The - Mission Viejo (Los Angeles), CA	Office	105,000 SF of Class A medical office building
Wolfchase Galleria - Memphis, TN	Hotel	112 room Courtyard by Marriott
*
Projects in which Simon has an ownership interest

4Q 2018 SUPPLEMENTAL	31

COMMON AND PREFERRED STOCK INFORMATION

                    CHANGES IN COMMON SHARE AND LIMITED PARTNERSHIP UNIT OWNERSHIP
                    For the Period December 31, 2017 through December 31, 2018

	COMMON SHARES (1)	LIMITED PARTNERSHIP UNITS (2)
Number Outstanding at December 31, 2017	311,166,854	46,879,625
Activity During the First Nine Months of 2018:
Exchange of Limited Partnership Units for Common Stock	92,732	(92,732)
Redemption of Limited Partnership Units for Cash	–	(49,219)
Issuance of Limited Partnership Units		475,183
Treasury Shares Acquired Related to Stock Grant Recipients' Tax Obligations and Other	(18,680)	–
Restricted Stock Awards (3)	51,756	–
Repurchase of Simon Property Group Common Stock in open market	(1,988,247)	–

Number Outstanding at September 30, 2018	309,304,415	47,212,857

Fourth Quarter Activity:
Redemption of Limited Partnership Units for Cash	–	(405,485)
Repurchase of Simon Property Group Common Stock in open market	(286,947)	–

Number Outstanding at December 31, 2018	309,017,468	46,807,372

Number of Limited Partnership Units and Common Shares at December 31, 2018	355,824,840

                    PREFERRED STOCK/UNITS OUTSTANDING AS OF DECEMBER 31, 2018
                    ($ in 000's, except per share amounts)

ISSUER	DESCRIPTION	NUMBER OF SHARES/UNITS	PER SHARE LIQUIDATION PREFERENCE	AGGREGATE LIQUIDATION PREFERENCE	TICKER SYMBOL
Preferred Stock:
Simon Property Group, Inc.	Series J 8.375% Cumulative Redeemable (4)	796,948	$50.00	$39,847	SPGPrJ
Preferred Units:
Simon Property Group, L.P.	7.50% Cumulative Redeemable (5)	255,373	$100.00	$25,537	N/A
(1)
Excludes Limited Partnership preferred units relating to preferred stock outstanding.
(2)
Excludes units owned by the Company (shown here as Common Shares) and Limited Partnership Units not exchangeable for common shares.
(3)
Represents restricted stock awards issued pursuant to the Operating Partnership's 1998 Stock Incentive Plan, net of forfeitures.
(4)
Each share is redeemable on or after October 15, 2027. The shares are traded on the New York Stock Exchange. The closing price on December 31, 2018 was $68.70 per share.
(5)
Each preferred unit is redeemable upon the occurrence of certain tax triggering events.

4Q 2018 SUPPLEMENTAL	32

CREDIT PROFILE
(As of December 31, unless otherwise indicated)

DEBT TO TOTAL MARKET CAPITALIZATION

40%
37%
34%
31%
28%
25%
29.0%
29.3%
31.6%
33.8%
33.6%
2014
2015
2016
2017
2018

SECURED DEBT TO TOTAL MARKET CAPITALIZATION

20%
19%
18%
17%
16%
15%
14%
13%
12%
11%
10%
13.4%
13.3%
14.0%
14.8%
15.3%
2014
2015
2016
2017
2018

FIXED CHARGE COVERAGE

5.2
5.0
4.8
4.6
4.4
4.2
4.0
3.8
3.6
3.4
3.2
3.0
3.8
4.5
5.0
5.0
5.1
2014[1][2]
2015[3]
2016[4]
2017[4]
2018

NET DEBT TO NOI

7.0
6.5
6.0
5.5
5.0
4.5
4.0
5.4
5.6
5.6
5.5
5.1
2014[1]
2015
2016
2017
2018

FFO PAYOUT RATIO

70%
65%
60%
55%
50%
45%
40%
35%
30%
58%
61%
62%
64%
65%
2014[1][2]
2015[3]
2016[4]
2017[4]
2018

WEIGHTED AVERAGE INTEREST RATE/YEARS TO MATURITY

5.00%
4.50%
4.00%
3.50%
3.00%
2.50%
2.00%
7.2
6.8
6.4
6.0
5.6
5.2
4.8
4.39%
3.91%
3.53%
3.40%
3.50%
6.1
5.9
7.0
6.6
6.2
Interest Rate
Years to Maturity
2014
2015
2016
2017
2018

(1)
Includes WPG properties NOI and FFO through the effective date of the WPG spin-off, net of transaction expenses related to the spin-off of WPG.
(2)
Includes a $0.35 per share charge for loss on extinguishment of debt.
(3)
Includes a $0.33 per share charge for loss on extinguishment of debt and $0.22 per share for gain upon sale of marketable securities.
(4)
Includes a charge for loss on extinguishment of debt of $0.38 per share and $0.36 per share in 2016 and 2017, respectively.

4Q 2018 SUPPLEMENTAL	33

SUMMARY OF INDEBTEDNESS
As of December 31, 2018
(In thousands)

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Consolidated Indebtedness
Mortgage Debt
Fixed Rate	$6,102,487	$5,973,902	3.91%	5.6
Variable Rate Debt	742,175	704,504	3.15%	3.1

Total Mortgage Debt	6,844,662	6,678,406	3.83%	5.3
Unsecured Debt
Fixed Rate	15,638,981	15,638,981	3.18%	7.2
Revolving Credit Facility - USD Currency	125,000	125,000	3.28%	3.5

Total Revolving Credit Facilities	125,000	125,000	3.28%	3.5
Global Commercial Paper - USD	758,681	758,681	2.49%	0.1

Total Unsecured Debt	16,522,662	16,522,662	3.15%	6.9
Premium	11,822	11,822
Discount	(44,691)	(44,691)
Debt Issuance Costs	(96,175)	(95,477)
Other Debt Obligations	67,255	67,255

Consolidated Mortgages and Unsecured Indebtedness (1)	$23,305,535	$23,139,977	3.35%	6.4

Joint Venture Indebtedness
Mortgage Debt
Fixed Rate	$13,484,699	$6,428,465	4.06%	5.5
Floating Rate Debt (Hedged) (1)	257,274	100,403	1.68%	6.6
Variable Rate Debt	1,115,138	488,711	3.47%	3.1
TMLP Debt (2)	420,486	162,339	–	–

Total Mortgage Debt	15,277,597	7,179,918	4.01%	5.4
Premium	2,225	1,111
Discount	–	–
Debt Issuance Costs	(44,407)	(20,637)

Joint Venture Mortgages and Other Indebtedness (1)	$15,235,415	$7,160,392	4.01%	5.4

Our Share of Total Indebtedness		$30,300,369	3.50%	6.2

	TOTAL INDEBTEDNESS	OUR SHARE OF INDEBTEDNESS	WEIGHTED AVERAGE END OF PERIOD INTEREST RATE	WEIGHTED AVERAGE YEARS TO MATURITY
Summary of Our Share of Fixed and Variable Rate Debt
Consolidated
Fixed	96.5%	$22,332,958	3.37%	7.0
Variable	3.5%	807,019	3.17%	3.2

	100.0%	23,139,977	3.35%	6.4
Joint Venture
Fixed	91.8%	$6,575,404	4.06%	5.5
Variable	8.2%	584,988	3.47%	3.7

	100.0%	7,160,392	4.01%	5.4

Total Debt		$30,300,369

Total Fixed Debt	95.4%	$28,908,362	3.51%	6.3

Total Variable Debt	4.6%	$1,392,007	3.30%	3.4

(1)
Amounts give effect to outstanding derivative instruments as footnoted in the Property and Debt Information.
(2)
See footnote 21 on the Property and Debt information.

4Q 2018 SUPPLEMENTAL	34

TOTAL DEBT AMORTIZATION AND MATURITIES BY YEAR (OUR SHARE)
As of December 31, 2018
(In thousands)

YEAR	OUR SHARE OF UNSECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING UNSECURED CONSOLIDATED DEBT	OUR SHARE OF SECURED CONSOLIDATED DEBT	WEIGHTED AVERAGE RATE OF MATURING SECURED CONSOLIDATED DEBT	OUR SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT	WEIGHTED AVERAGE RATE OF MATURING UNCONSOLIDATED JOINT VENTURE DEBT	OUR SHARE OF TOTAL DEBT	TOTAL WEIGHTED AVERAGE RATE OF MATURING DEBT

2019	$1,358,681	2.36%	$56,520	–	$274,439	2.97%	$1,689,640	2.39%
2020	1,358,368	2.42%	604,446	4.45%	477,829	5.34%	2,440,643	3.38%
2021	2,150,000	3.31%	969,773	3.77%	1,065,753	4.51%	4,185,526	3.72%
2022	2,733,368	2.37%	828,916	3.42%	937,156	4.00%	4,499,440	2.92%
2023	1,100,000	2.75%	753,913	3.92%	537,595	3.27%	2,391,508	3.25%
2024	1,500,000	3.53%	369,953	3.88%	1,050,943	4.20%	2,920,896	3.81%
2025	1,172,245	2.40%	840,521	3.57%	859,622	3.36%	2,872,388	3.03%
2026	1,550,000	3.28%	2,061,669	3.89%	848,631	3.76%	4,460,300	3.66%
2027	1,500,000	3.38%	146,280	4.00%	377,986	3.76%	2,024,266	3.49%
2028	–	–	46,415	3.85%	725,543	4.11%	771,958	4.09%
2029	–	–	–	–	610	–	610	–
Thereafter	2,100,000	5.10%	–	–	23,811	6.67%	2,123,811	5.12%

Face Amounts of Indebtedness	$16,522,662	3.15%	$6,678,406	3.83%	$7,179,918	4.01%	$30,380,986	3.50%
Premiums (Discounts) on Indebtedness, Net	(44,691)		11,822		1,111		(31,758)
Debt Issuance Costs	(75,751)		(19,726)		(20,637)		(116,114)
Other Debt Obligations	67,255		–		–		67,255

Our Share of Total Indebtedness	$16,469,475		$6,670,502		$7,160,392		$30,300,369

4Q 2018 SUPPLEMENTAL	35

PROPERTY AND DEBT INFORMATION
As of December 31, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY	INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE	RATE (1)	TYPE	TOTAL	OUR SHARE
	Malls
1.	Apple Blossom Mall	VA	Winchester	49.1%		472,802	(2)
2.	Auburn Mall	MA	Auburn	56.4%		583,739	09/01/20	6.02%	Fixed	37,043	20,881
3.	Aventura Mall (3)	FL	Miami Beach (Miami)	33.3%		2,079,715	07/01/28	4.12%	Fixed	1,750,000	583,333
4.	Avenues, The	FL	Jacksonville	25.0%	(4)	1,111,812	02/06/23	3.60%	Fixed	110,000	27,500
5.	Barton Creek Square	TX	Austin	100.0%		1,430,122	(2)
6.	Battlefield Mall	MO	Springfield	100.0%		1,202,116	09/01/22	3.95%	Fixed	117,500	117,500
7.	Bay Park Square	WI	Green Bay	100.0%		724,373	(2)
8.	Brea Mall	CA	Brea (Los Angeles)	100.0%		1,319,599	(2)
9.	Briarwood Mall	MI	Ann Arbor	50.0%		978,672	09/01/26	3.29%	Fixed	165,000	82,500
10.	Brickell City Centre	FL	Miami	25.0%		476,799	(2)
11.	Broadway Square	TX	Tyler	100.0%		626,926	(2)
12.	Burlington Mall	MA	Burlington (Boston)	100.0%		1,264,825	(2)
13.	Cape Cod Mall	MA	Hyannis	56.4%		723,605	03/06/21	5.75%	Fixed	88,612	49,951
14.	Castleton Square	IN	Indianapolis	100.0%		1,381,533	(2)
15.	Cielo Vista Mall	TX	El Paso	100.0%		1,245,359	(2)
16.	Coconut Point	FL	Estero	50.0%		1,205,436	10/01/26	3.95%	Fixed	189,468	94,734
17.	College Mall	IN	Bloomington	100.0%		610,256	(2)
18.	Columbia Center	WA	Kennewick	100.0%		762,585	(2)
19.	Copley Place	MA	Boston	94.4%	(7)	1,259,063	(2)
20.	Coral Square	FL	Coral Springs (Miami)	97.2%		943,873	(2)
21.	Cordova Mall	FL	Pensacola	100.0%		929,685	(2)
22.	Crystal Mall	CT	Waterford	78.2%		782,995	06/06/22	4.46%	Fixed	87,782	68,632
23.	Dadeland Mall	FL	Miami	50.0%		1,497,002	12/05/21	4.50%	Fixed	410,211	205,105
24.	Del Amo Fashion Center	CA	Torrance (Los Angeles)	50.0%		2,517,765	06/01/27	3.66%	Fixed	585,000	292,500
25.	Domain, The	TX	Austin	100.0%		1,234,252	08/01/21	5.44%	Fixed	184,739	184,739
26.	Dover Mall	DE	Dover	68.1%		927,414	08/06/21	5.57%	Fixed	83,664	56,967
27.	Emerald Square	MA	North Attleboro (Providence, RI)	56.4%		1,022,295	08/11/22	4.71%	Fixed	102,672	57,876
28.	Empire Mall	SD	Sioux Falls	100.0%		1,124,235	12/01/25	4.31%	Fixed	190,000	190,000
29.	Falls, The	FL	Miami	50.0%		839,967	09/01/26	3.45%	Fixed	150,000	75,000
30.	Fashion Centre at Pentagon City, The	VA	Arlington (Washington, DC)	42.5%		1,037,360	07/01/21	5.11%	Fixed	40,000	17,000
							07/01/21	4.87%	Fixed	410,000	174,250
31.	Fashion Mall at Keystone, The	IN	Indianapolis	100.0%		716,555	(2)
32.	Fashion Valley	CA	San Diego	50.0%		1,727,070	01/04/21	4.30%	Fixed	431,673	215,837
33.	Firewheel Town Center	TX	Garland (Dallas)	100.0%		995,806	(2)
34.	Florida Mall, The	FL	Orlando	50.0%		1,717,740	09/05/20	5.25%	Fixed	321,848	160,924
35.	Forum Shops at Caesars Palace, The	NV	Las Vegas	100.0%		663,877	(2)
36.	Galleria, The	TX	Houston	50.4%		2,016,838	03/01/25	3.55%	Fixed	1,200,000	604,440
37.	Greenwood Park Mall	IN	Greenwood (Indianapolis)	100.0%		1,260,340	(2)

4Q 2018 SUPPLEMENTAL	36

PROPERTY AND DEBT INFORMATION
As of December 31, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
38.	Haywood Mall	SC	Greenville	100.0%		1,237,411	(2)
39.	Ingram Park Mall	TX	San Antonio	100.0%		1,118,942	06/01/21		5.38%	Fixed	128,060	128,060
40.	King of Prussia	PA	King of Prussia (Philadelphia)	100.0%		2,667,143	(2)
41.	La Plaza Mall	TX	McAllen	100.0%		1,273,019	(2)
42.	Lakeline Mall	TX	Cedar Park (Austin)	100.0%		1,099,420	(2)
43.	Lehigh Valley Mall	PA	Whitehall	50.0%		1,166,990	11/01/27		4.06%	Fixed	196,328	98,164
44.	Lenox Square	GA	Atlanta	100.0%		1,526,475	(2)
45.	Livingston Mall	NJ	Livingston (New York)	100.0%		968,820	(2)
46.	Mall at Rockingham Park, The	NH	Salem (Boston)	28.2%		1,024,159	06/01/26		4.04%	Fixed	262,000	73,845
47.	Mall at Tuttle Crossing, The	OH	Dublin (Columbus)	50.0%		1,123,248	05/01/23		3.56%	Fixed	118,871	59,435
48.	Mall of Georgia	GA	Buford (Atlanta)	100.0%		1,845,186	(2)
49.	Mall of New Hampshire, The	NH	Manchester	56.4%		798,881	07/01/25		4.11%	Fixed	150,000	84,555
50.	McCain Mall	AR	N. Little Rock	100.0%		793,630	(2)
51.	Meadowood Mall	NV	Reno	50.0%		901,357	11/06/21		5.82%	Fixed	112,370	56,185
52.	Menlo Park Mall	NJ	Edison (New York)	100.0%		1,332,132	(2)
53.	Miami International Mall	FL	Miami	47.8%		1,082,486	02/06/24		4.42%	Fixed	160,000	76,442
54.	Midland Park Mall	TX	Midland	100.0%		635,788	09/06/22		4.35%	Fixed	75,464	75,464
55.	Miller Hill Mall	MN	Duluth	100.0%		831,511	(2)
56.	Montgomery Mall	PA	North Wales (Philadelphia)	79.4%		1,100,773	05/01/24		4.57%	Fixed	100,000	79,351
57.	North East Mall	TX	Hurst (Dallas)	100.0%		1,667,833	(2)
58.	Northgate	WA	Seattle	100.0%		1,045,451	(2)
59.	Northshore Mall	MA	Peabody (Boston)	56.4%		1,385,195	07/05/23		3.30%	Fixed	243,154	137,067
60.	Ocean County Mall	NJ	Toms River (New York)	100.0%		791,125	(2)
61.	Orland Square	IL	Orland Park (Chicago)	100.0%		1,230,171	(2)
62.	Oxford Valley Mall	PA	Langhorne (Philadelphia)	85.5%		1,338,569	12/07/20		4.77%	Fixed	61,076	52,244
63.	Penn Square Mall	OK	Oklahoma City	94.5%		1,083,937	01/01/26		3.84%	Fixed	310,000	292,938
64.	Pheasant Lane Mall	NH	Nashua		(10)	979,427	(2)
65.	Phipps Plaza	GA	Atlanta	100.0%		832,175	(2)
66.	Plaza Carolina	PR	Carolina (San Juan)	100.0%		1,158,555	07/27/21		3.60%	Variable	225,000	225,000
67.	Prien Lake Mall	LA	Lake Charles	100.0%		842,640	(2)
68.	Quaker Bridge Mall	NJ	Lawrenceville	50.0%		1,081,469	05/01/26		4.50%	Fixed	180,000	90,000
69.	Rockaway Townsquare	NJ	Rockaway (New York)	100.0%		1,246,313	(2)
70.	Roosevelt Field	NY	Garden City (New York)	100.0%		2,372,053	(2)
71.	Ross Park Mall	PA	Pittsburgh	100.0%		1,236,523	(2)
72.	Santa Rosa Plaza	CA	Santa Rosa	100.0%		692,087	(2)
73.	Shops at Chestnut Hill, The	MA	Chestnut Hill (Boston)	94.4%		470,067	11/01/23		4.69%	Fixed	120,000	113,328
74.	Shops at Clearfork, The	TX	Fort Worth	45.0%		548,426	03/18/21	(8)	4.25%	Variable	176,358	79,361
75.	Shops at Crystals, The	NV	Las Vegas	50.0%		260,165	07/01/26		3.74%	Fixed	550,000	275,000
76.	Shops at Mission Viejo, The	CA	Mission Viejo (Los Angeles)	51.0%		1,254,716	02/01/23		3.61%	Fixed	295,000	150,450
77.	Shops at Nanuet, The	NY	Nanuet	100.0%		757,928	(2)
78.	Shops at Riverside, The	NJ	Hackensack (New York)	100.0%		654,488	02/01/23		3.37%	Fixed	130,000	130,000

4Q 2018 SUPPLEMENTAL	37

PROPERTY AND DEBT INFORMATION
As of December 31, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ in 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
79.	Smith Haven Mall	NY	Lake Grove (New York)	25.0%	(4)	1,302,412	05/29/20	(8)	3.70%	Variable	180,000	45,000
80.	Solomon Pond Mall	MA	Marlborough (Boston)	56.4%		886,596	11/01/22		4.01%	Fixed	97,350	54,876
81.	South Hills Village	PA	Pittsburgh	100.0%		1,128,832	(2)
82.	South Shore Plaza	MA	Braintree (Boston)	100.0%		1,587,963	(2)
83.	Southdale Center	MN	Edina (Minneapolis)	100.0%		1,053,828	04/01/23		3.84%	Fixed	144,514	144,514
84.	SouthPark	NC	Charlotte	100.0%		1,678,376	(2)
85.	Southridge Mall	WI	Greendale (Milwaukee)	100.0%		1,220,791	06/06/23		3.85%	Fixed	116,968	116,968
86.	Springfield Mall (3)	PA	Springfield (Philadelphia)	50.0%		609,910	10/06/25		4.45%	Fixed	61,625	30,812
87.	Square One Mall	MA	Saugus (Boston)	56.4%		930,279	01/06/22		5.47%	Fixed	89,563	50,487
88.	St. Charles Towne Center	MD	Waldorf (Washington, DC)	100.0%		979,937	(2)
89.	St. Johns Town Center	FL	Jacksonville	50.0%		1,392,198	09/11/24		3.82%	Fixed	350,000	175,000
90.	Stanford Shopping Center	CA	Palo Alto (San Jose)	94.4%	(7)	1,341,792	(2)
91.	Stoneridge Shopping Center	CA	Pleasanton (San Francisco)	49.9%		1,300,380	09/05/26		3.50%	Fixed	330,000	164,670
92.	Summit Mall	OH	Akron	100.0%		776,922	10/01/26		3.31%	Fixed	85,000	85,000
93.	Tacoma Mall	WA	Tacoma (Seattle)	100.0%		1,319,607	(2)
94.	Tippecanoe Mall	IN	Lafayette	100.0%		831,563	(2)
95.	Town Center at Boca Raton	FL	Boca Raton (Miami)	100.0%		1,778,818	(2)
96.	Town Center at Cobb	GA	Kennesaw (Atlanta)	100.0%		1,281,739	05/01/22		4.76%	Fixed	185,305	185,305
97.	Towne East Square	KS	Wichita	100.0%		1,145,360	(2)
98.	Treasure Coast Square	FL	Jensen Beach	100.0%		851,079	(2)
99.	Tyrone Square	FL	St. Petersburg (Tampa)	100.0%		960,215	(2)
100.	University Park Mall	IN	Mishawaka	100.0%		918,932	(2)
101.	Walt Whitman Shops	NY	Huntington Station (New York)	100.0%		1,084,827	(2)
102.	West Town Mall	TN	Knoxville	50.0%		1,338,790	07/01/22		4.37%	Fixed	210,000	105,000
103.	Westchester, The	NY	White Plains (New York)	40.0%		809,098	05/05/20		6.00%	Fixed	324,860	129,946
104.	White Oaks Mall	IL	Springfield	80.7%		925,504	06/01/23	(8)	5.25%	Variable	49,500	39,936
105.	Wolfchase Galleria	TN	Memphis	94.5%		1,151,615	11/01/26		4.15%	Fixed	159,157	150,397
106.	Woodfield Mall	IL	Schaumburg (Chicago)	50.0%		2,150,333	03/05/24		4.50%	Fixed	412,795	206,398
107.	Woodland Hills Mall	OK	Tulsa	94.5%		1,091,888	(2)

	Total Mall Square Footage					120,700,674

	Lifestyle Centers
1.	ABQ Uptown	NM	Albuquerque	100.0%		230,061	(2)
2.	Hamilton Town Center	IN	Noblesville (Indianapolis)	50.0%		672,905	04/01/22		4.81%	Fixed	79,218	39,609
3.	Pier Park	FL	Panama City Beach	65.6%		932,721	(2)
4.	University Park Village	TX	Fort Worth	100.0%		169,842	05/01/28		3.85%	Fixed	55,000	55,000

	Total Lifestyle Centers Square Footage					2,005,529

4Q 2018 SUPPLEMENTAL	38

PROPERTY AND DEBT INFORMATION
As of December 31, 2018

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	Premium Outlets
1.	Albertville Premium Outlets	MN	Albertville (Minneapolis)	100.0%	429,551	(2)
2.	Allen Premium Outlets	TX	Allen (Dallas)	100.0%	544,769	(2)
3.	Aurora Farms Premium Outlets	OH	Aurora (Cleveland)	100.0%	271,711	(2)
4.	Birch Run Premium Outlets	MI	Birch Run (Detroit)	100.0%	606,452	02/06/26		4.21%	Fixed	123,000	123,000
5.	Camarillo Premium Outlets	CA	Camarillo (Los Angeles)	100.0%	675,510	(2)
6.	Carlsbad Premium Outlets	CA	Carlsbad (San Diego)	100.0%	289,367	(2)
7.	Carolina Premium Outlets	NC	Smithfield (Raleigh)	100.0%	438,822	12/01/22		3.36%	Fixed	44,169	44,169
8.	Charlotte Premium Outlets	NC	Charlotte	50.0%	398,686	07/01/28		4.27%	Fixed	100,000	50,000
9.	Chicago Premium Outlets	IL	Aurora (Chicago)	100.0%	687,362	(2)
10.	Cincinnati Premium Outlets	OH	Monroe (Cincinnati)	100.0%	398,752	(2)
11.	Clarksburg Premium Outlets	MD	Clarksburg (Washington, DC)	66.0%	390,126	01/01/28		3.95%	Fixed	160,000	105,600
12.	Clinton Crossing Premium Outlets	CT	Clinton	100.0%	276,101	(2)
13.	Denver Premium Outlets	CO	Thornton (Denver)	100.0%	328,090	(2)
14.	Desert Hills Premium Outlets	CA	Cabazon (Palm Springs)	100.0%	655,325	(2)
15.	Edinburgh Premium Outlets	IN	Edinburgh (Indianapolis)	100.0%	377,979	(2)
16.	Ellenton Premium Outlets	FL	Ellenton (Tampa)	100.0%	476,884	12/01/25		4.30%	Fixed	178,000	178,000
17.	Folsom Premium Outlets	CA	Folsom (Sacramento)	100.0%	297,548	(2)
18.	Gilroy Premium Outlets	CA	Gilroy (San Jose)	100.0%	578,222	(2)
19.	Gloucester Premium Outlets	NJ	Blackwood (Philadelphia)	50.0%	369,686	03/01/23	(8)	4.00%	Variable	86,000	43,000
20.	Grand Prairie Premium Outlets	TX	Grand Prairie (Dallas)	100.0%	416,322	04/01/23		3.66%	Fixed	114,013	114,013
21.	Grove City Premium Outlets	PA	Grove City (Pittsburgh)	100.0%	530,771	12/01/25		4.31%	Fixed	140,000	140,000
22.	Gulfport Premium Outlets	MS	Gulfport	100.0%	300,033	12/01/25		4.35%	Fixed	50,000	50,000
23.	Hagerstown Premium Outlets	MD	Hagerstown (Baltimore/ Washington, DC)	100.0%	485,161	02/06/26		4.26%	Fixed	75,951	75,951
24.	Houston Premium Outlets	TX	Cypress (Houston)	100.0%	542,077	(2)
25.	Jackson Premium Outlets	NJ	Jackson (New York)	100.0%	285,696	(2)
26.	Jersey Shore Premium Outlets	NJ	Tinton Falls (New York)	100.0%	434,428	(2)
27.	Johnson Creek Premium Outlets	WI	Johnson Creek	100.0%	277,672	(2)
28.	Kittery Premium Outlets	ME	Kittery	100.0%	259,221	(2)
29.	Las Americas Premium Outlets	CA	San Diego	100.0%	554,107	(2)
30.	Las Vegas North Premium Outlets	NV	Las Vegas	100.0%	676,324	(2)
31.	Las Vegas South Premium Outlets	NV	Las Vegas	100.0%	535,661	(2)
32.	Lee Premium Outlets	MA	Lee	100.0%	224,846	06/01/26	(15)	4.17%	Fixed	51,701	51,701
33.	Leesburg Corner Premium Outlets	VA	Leesburg (Washington, DC)	100.0%	478,225	(2)
34.	Lighthouse Place Premium Outlets	IN	Michigan City (Chicago, IL)	100.0%	454,782	(2)
35.	Merrimack Premium Outlets	NH	Merrimack	100.0%	408,902	07/01/23		3.78%	Fixed	121,753	121,753
36.	Napa Premium Outlets	CA	Napa	100.0%	179,354	(2)
37.	Norfolk Premium Outlets	VA	Norfolk	65.0%	332,086	(2)
38.	North Bend Premium Outlets	WA	North Bend (Seattle)	100.0%	223,560	(2)
39.	North Georgia Premium Outlets	GA	Dawsonville (Atlanta)	100.0%	540,721	(2)

4Q 2018 SUPPLEMENTAL	39

PROPERTY AND DEBT INFORMATION
As of December 31, 2018

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
40.	Orlando International Premium Outlets	FL	Orlando	100.0%	773,823	(2)
41.	Orlando Vineland Premium Outlets	FL	Orlando	100.0%	656,895	(2)
42.	Petaluma Village Premium Outlets	CA	Petaluma (San Francisco)	100.0%	201,704	(2)
43.	Philadelphia Premium Outlets	PA	Limerick (Philadelphia)	100.0%	549,153	(2)
44.	Phoenix Premium Outlets	AZ	Chandler (Phoenix)	100.0%	356,504	(2)
45.	Pismo Beach Premium Outlets	CA	Pismo Beach	100.0%	147,430	09/06/26	(17)	3.33%	Fixed	35,360	35,360
46.	Pleasant Prairie Premium Outlets	WI	Pleasant Prairie (Chicago, IL/ Milwaukee)	100.0%	402,613	09/01/27		4.00%	Fixed	145,000	145,000
47.	Puerto Rico Premium Outlets	PR	Barceloneta	100.0%	350,047	07/26/21		3.60%	Variable	160,000	160,000
48.	Queenstown Premium Outlets	MD	Queenstown (Baltimore)	100.0%	289,594	09/06/26	(17)	3.33%	Fixed	62,119	62,119
49.	Rio Grande Valley Premium Outlets	TX	Mercedes (McAllen)	100.0%	603,929	(2)
50.	Round Rock Premium Outlets	TX	Round Rock (Austin)	100.0%	488,698	(2)
51.	San Francisco Premium Outlets	CA	Livermore (San Francisco)	100.0%	696,886	(2)
52.	San Marcos Premium Outlets	TX	San Marcos (Austin/ San Antonio)	100.0%	730,847	(2)
53.	Seattle Premium Outlets	WA	Tulalip (Seattle)	100.0%	554,831	(2)
54.	Silver Sands Premium Outlets	FL	Destin	50.0%	450,954	06/01/22		3.93%	Fixed	100,000	50,000
55.	St. Augustine Premium Outlets	FL	St. Augustine (Jacksonville)	100.0%	327,691	(2)
56.	St. Louis Premium Outlets	MO	St. Louis (Chesterfield)	60.0%	351,497	10/06/24		4.06%	Fixed	95,000	57,000
57.	Tampa Premium Outlets	FL	Lutz (Tampa)	100.0%	459,485	(2)
58.	Tanger Outlets - Columbus(3)	OH	Sunbury (Columbus)	50.0%	355,255	11/28/21	(8)	4.15%	Variable	85,000	42,500
59.	Tanger Outlets - Galveston/Houston(3)	TX	Texas City	50.0%	352,705	07/01/22	(8)	4.15%	Variable	80,000	40,000
60.	The Crossings Premium Outlets	PA	Tannersville	100.0%	411,747	12/01/22		3.41%	Fixed	108,225	108,225
61.	Tucson Premium Outlets	AZ	Marana (Tucson)	100.0%	363,437	(2)
62.	Twin Cities Premium Outlets	MN	Eagan	35.0%	408,930	11/06/24		4.32%	Fixed	115,000	40,250
63.	Vacaville Premium Outlets	CA	Vacaville	100.0%	440,263	(2)
64.	Waikele Premium Outlets	HI	Waipahu (Honolulu)	100.0%	219,289	(2)
65.	Waterloo Premium Outlets	NY	Waterloo	100.0%	421,200	(2)
66.	Williamsburg Premium Outlets	VA	Williamsburg	100.0%	522,450	02/06/26		4.23%	Fixed	185,000	185,000
67.	Woodburn Premium Outlets	OR	Woodburn (Portland)	100.0%	389,821	(2)
68.	Woodbury Common Premium Outlets	NY	Central Valley (New York)	100.0%	899,088	(2)
69.	Wrentham Village Premium Outlets	MA	Wrentham (Boston)	100.0%	660,186	(2)

	Total U.S. Premium Outlet Square Footage				30,467,844

4Q 2018 SUPPLEMENTAL	40

PROPERTY AND DEBT INFORMATION
As of December 31, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	The Mills
1.	Arizona Mills	AZ	Tempe (Phoenix)	100.0%		1,236,915	07/01/20		5.76%	Fixed	152,911	152,911
2.	Arundel Mills	MD	Hanover (Baltimore)	59.3%		1,930,820	02/06/24		4.29%	Fixed	385,000	228,113
3.	Colorado Mills	CO	Lakewood (Denver)	37.5%		1,414,037	11/01/24		4.28%	Fixed	133,607	50,103
							07/01/21		5.04%	Fixed	26,086	9,782
4.	Concord Mills	NC	Concord (Charlotte)	59.3%		1,362,404	11/01/22		3.84%	Fixed	235,000	139,261
5.	Grapevine Mills	TX	Grapevine (Dallas)	59.3%		1,781,628	10/01/24		3.83%	Fixed	268,000	158,817
6.	Great Mall	CA	Milpitas (San Jose)	100.0%		1,365,957	(2)
7.	Gurnee Mills	IL	Gurnee (Chicago)	100.0%		1,936,699	10/01/26		3.99%	Fixed	264,582	264,582
8.	Katy Mills	TX	Katy (Houston)	62.5%	(4)	1,788,216	12/06/22		3.49%	Fixed	140,000	35,000
9.	Mills at Jersey Gardens, The	NJ	Elizabeth	100.0%		1,303,423	11/01/20		3.83%	Fixed	350,000	350,000
10.	Ontario Mills	CA	Ontario (Riverside)	50.0%		1,421,108	03/05/22		4.25%	Fixed	304,854	152,427
11.	Opry Mills	TN	Nashville	100.0%		1,168,641	07/01/26		4.09%	Fixed	375,000	375,000
12.	Outlets at Orange, The	CA	Orange (Los Angeles)	100.0%		866,972	04/01/24		4.22%	Fixed	215,000	215,000
13.	Potomac Mills	VA	Woodbridge (Washington, DC)	100.0%		1,540,304	11/01/26		3.46%	Fixed	416,000	416,000
14.	Sawgrass Mills	FL	Sunrise (Miami)	100.0%		2,273,898	(2)

	Total The Mills Square Footage					21,391,022

	Other Properties
	Calhoun Outlet Marketplace, Circle Centre, Florida Keys Outlet Marketplace, Gaffney Outlet Marketplace, Lebanon Outlet Marketplace, Liberty Tree Mall, Liberty Village Outlet Marketplace, Lincoln Plaza, Orlando Outlet Marketplace, Osage Beach Outlet Marketplace, Philadelphia Mills, and Sugarloaf Mills							(15)(21)			582,300	252,923

	Total Other Properties Square Footage					6,558,984

	TOTAL U.S. SQUARE FOOTAGE (11)(24)					181,124,053

4Q 2018 SUPPLEMENTAL	41

PROPERTY AND DEBT INFORMATION
As of December 31, 2018

						DEBT INFORMATION

				LEGAL	TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP	SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	International Properties
	AUSTRIA
1.	Parndorf Designer Outlet Phases 3 & 4	Vienna		90.0%	118,000	05/25/22	(20)	1.90%	Fixed	105,293	94,764

	Subtotal Austria Square Footage				118,000
	CANADA
2.	Premium Outlet Collection Edmonton IA	Edmonton, Canada		50.0%	424,000	11/10/21	(8)(23)	3.60%	Variable	96,094	48,047
3.	Premium Outlets Montréal	Montréal (Quebec)		50.0%	366,500	06/01/24	(23)	3.10%	Fixed	88,033	44,017
4.	Toronto Premium Outlets	Toronto (Ontario)		50.0%	500,400	06/01/22	(23)	3.13%	Fixed	124,714	62,357
5.	Vancouver Designer Outlet	Vancouver (British Columbia)		45.0%	242,000	06/19/21	(8)(14)	3.85%	Variable	83,607	37,623

	Subtotal Canada Square Footage				1,532,900
	FRANCE
6.	Provence Designer Outlet	Miramas		90.0%	269,000	07/27/22	(8)(20)	2.50%	Variable	93,019	83,717

	Subtotal France Square Footage				269,000
	GERMANY
7.	Ochtrup Designer Outlet	Ochtrup		70.5%	191,500	06/30/21	(20)	2.49%	Fixed	45,539	32,105

	Subtotal Germany Square Footage				191,500
	ITALY
8.	La Reggia Designer Outlet	Marcianise (Naples)		90.0%	288,000	02/15/22	(20)	2.25%	Variable	148,133	133,319
9.	Noventa Di Piave Designer Outlet	Venice		90.0%	324,000	07/25/25	(20)	2.00%	Fixed	297,566	267,809

	Subtotal Italy Square Footage				612,000
	JAPAN
10.	Ami Premium Outlets	Ami (Tokyo)		40.0%	315,000	09/25/23	(25)	1.72%	Fixed	48,495	19,398
11.	Gotemba Premium Outlets	Gotemba City (Tokyo)		40.0%	481,500	(2)
12.	Kobe-Sanda Premium Outlets	Kobe (Osaka)		40.0%	441,000	01/31/23	(25)	0.44%	Variable	30,215	12,086
13.	Rinku Premium Outlets	Izumisano (Osaka)		40.0%	416,500	07/31/22	(25)	0.33%	Variable	9,090	3,636
14.	Sano Premium Outlets	Sano (Tokyo)		40.0%	390,800	02/28/25	(25)	0.31%	Fixed	41,358	16,543
15.	Sendai-Izumi Premium Outlets	Izumi Park Town (Sendai)		40.0%	164,200	(2)
16.	Shisui Premium Outlets	Shisui (Chiba)		40.0%	434,600	05/31/23	(25)	0.31%	Variable	25,451	10,181
						11/30/23	(25)	0.31%	Variable	23,633	9,453
						05/29/22	(25)	0.38%	Fixed	45,448	18,179
17.	Toki Premium Outlets	Toki (Nagoya)		40.0%	367,700	05/31/20	(25)	0.92%	Variable	5,656	2,262
						11/29/19	(25)	0.38%	Fixed	27,269	10,908
18.	Tosu Premium Outlets	Fukuoka (Kyushu)		40.0%	290,400	07/31/21	(25)	0.38%	Variable	10,453	4,181

	Subtotal Japan Square Footage				3,301,700

4Q 2018 SUPPLEMENTAL	42

PROPERTY AND DEBT INFORMATION
As of December 31, 2018

							DEBT INFORMATION

				LEGAL		TOTAL	MATURITY		INTEREST		INDEBTEDNESS ($ IN 000's)
	PROPERTY NAME	STATE	CITY (CBSA)	OWNERSHIP		SQUARE FEET	DATE		RATE (1)	TYPE	TOTAL	OUR SHARE
	KOREA
19.	Busan Premium Outlets	Busan		50.0%		360,200	06/20/22	(26)	3.40%	Fixed	101,897	50,949
20.	Paju Premium Outlets	Paju (Seoul)		50.0%		442,900	07/13/23	(26)	3.56%	Fixed	57,908	28,953
21.	Siheung Premium Outlets	Siheung (Seoul)		50.0%		444,400	03/15/23	(26)	3.28%	Fixed	134,667	67,334
22.	Yeoju Premium Outlets	Yeoju (Seoul)		50.0%		551,600	09/28/21	(26)	3.45%	Fixed	74,519	37,258

	Subtotal South Korea Square Footage					1,799,100
	MALAYSIA
23.	Genting Highlands Premium Outlets	Pahang (Kuala Lumpur)		50.0%		277,500	02/14/24	(27)	5.27%	Variable	31,776	15,888
24.	Johor Premium Outlets	Johor (Singapore)		50.0%		309,400	11/01/19	(27)	5.02%	Variable	2,007	1,004

	Subtotal Malaysia Square Footage					586,900
	MEXICO
25.	Premium Outlets Punta Norte	Mexico City		50.0%		333,000	(2)

	Subtotal Mexico Square Footage					333,000
	NETHERLANDS
26.	Roermond Designer Outlet Phases 2, 3 & 4	Roermond			(28)	298,000	12/18/21	(20)	1.88%	Fixed	263,232	236,909
							08/17/25	(20)	1.30%	Variable	192,274	90,874
27.	Rosada Designer Outlet	Roosendaal		94.0%		247,500	02/25/24	(8)(20)	1.85%	Variable	66,523	62,532

	Subtotal Netherlands Square Footage					545,500
	UNITED KINGDOM
28.	Ashford Designer Outlet	Kent		45.0%		183,000	02/22/22	(5)	2.94%	Fixed	81,890	36,851

	Subtotal United Kingdom Square Footage					183,000

	TOTAL INTERNATIONAL SQUARE FOOTAGE (11)(29)					9,472,600

	TOTAL SQUARE FOOTAGE					190,596,653

	Other Secured Indebtedness:							(13)			323,121	161,153

	TOTAL SECURED INDEBTEDNESS											$13,858,324	(6)

	Our Share of Consolidated Mortgage Debt											$6,678,406

	Our Share of Joint Venture Mortgage Debt											$7,179,918

4Q 2018 SUPPLEMENTAL	43

PROPERTY AND DEBT INFORMATION
As of December 31, 2018

	DEBT INFORMATION

UNSECURED INDEBTEDNESS:	MATURITY DATE		INTEREST RATE (1)	TYPE	INDEBTEDNESS ($ in 000's) TOTAL
Global Commercial Paper - USD	02/20/19	(12)	2.49%	Fixed	758,681
Simon Property Group, LP (Sr. Notes)	02/01/19	(30)	2.20%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	09/01/20		2.50%	Fixed	500,000
Simon Property Group, LP (Euro Sr. Notes)	10/02/20	(22)	2.38%	Fixed	858,368
Simon Property Group, LP (Sr. Notes)	03/01/21	(19)	3.16%	Fixed	900,000
Simon Property Group, LP (Sr. Notes)	07/15/21		2.50%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	12/01/21		4.13%	Fixed	700,000
Simon Property Group, LP (Sr. Notes)	01/30/22		2.35%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	03/15/22		3.38%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	06/15/22		2.63%	Fixed	600,000
Revolving Credit Facility - USD Currency	06/30/22	(8)	3.28%	Variable	125,000
Simon Property Group, LP (Euro Sr. Notes)	11/18/22	(16)	1.38%	Fixed	858,368
Simon Property Group, LP (Sr. Notes)	02/01/23		2.75%	Fixed	500,000
Simon Property Group, LP (Sr. Notes)	06/01/23		2.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	02/01/24		3.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	10/01/24		3.38%	Fixed	900,000
Simon Property Group, LP (Euro Sr. Notes)	05/13/25	(9)	1.25%	Fixed	572,245
Simon Property Group, LP (Sr. Notes)	09/01/25		3.50%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	01/15/26		3.30%	Fixed	800,000
Simon Property Group, LP (Sr. Notes)	11/30/26		3.25%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	06/15/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	12/01/27		3.38%	Fixed	750,000
Simon Property Group, LP (Sr. Notes)	02/01/40		6.75%	Fixed	600,000
Simon Property Group, LP (Sr. Notes)	03/15/42		4.75%	Fixed	550,000
Simon Property Group, LP (Sr. Notes)	10/01/44		4.25%	Fixed	400,000
Simon Property Group, LP (Sr. Notes)	11/30/46		4.25%	Fixed	550,000

Total Unsecured Indebtedness					$16,522,662	(18)

4Q 2018 SUPPLEMENTAL	44

PROPERTY AND DEBT INFORMATION
As of December 31, 2018

FOOTNOTES:

(1)
Variable rate debt interest rates are based on the following base rates as of December 31, 2018: 1M LIBOR at 2.50%; 1M EUR LIBOR at -.41%; 1M EURIBOR at -.36%; 3M EURIBOR at -.31%; 6M EURIBOR at -.24%; 3M GBP LIBOR at 0.91%; 1M YEN TIBOR at 0.06%; 6M YEN TIBOR at .13%; 1M YEN LIBOR at -0.11%; 1M CDOR at 2.30%; and Cost of Funds Rate at 3.43%.
(2)
Unencumbered asset.
(3)
This property is managed by a third party.
(4)
The Operating Partnership's direct and indirect interests in some joint venture properties are subject to preferences on distributions and/or capital allocation in favor of other partners or the Operating Partnership.
(5)
Amount shown in USD equivalent; GBP equivalent is 64.3 million.
(6)
Our share of total indebtedness includes a pro rata share of the mortgage debt on joint venture properties, including TMLP. To the extent total indebtedness is secured by a property, it is non-recourse to us, with the exception of approximately $216.1 million of payment guarantees provided by the Operating Partnership (of which $10.8 million is recoverable from our venture partner under the partnership agreement).
(7)
The Operating Partnership receives substantially all the economic benefit of the property due to a preference or advance.
(8)
Includes applicable extensions available at our option.
(9)
Amount shown in USD equivalent; Euro equivalent is 500.0 million.
(10)
The Operating Partnership owns a mortgage note that encumbers Pheasant Lane Mall that entitles it to 100% of the economics of this property.
(11)
Does not include any other spaces in joint ventures which are not listed above.
(12)
Reflects the weighted average maturity date and weighted average interest rate of all outstanding tranches of commercial paper at December 31, 2018.
(13)
Consists of ten loans with interest rates ranging from 1.90% to 11.29% and maturities between 2019 and 2035.
(14)
Amount shown in USD equivalent; CAD equivalent is 114.0 million.
(15)
These three properties (which includes Calhoun Outlet Marketplace and Gaffney Outlet Marketplace) are secured by cross-collateralized and cross-defaulted mortgages.
(16)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(17)
These two properties are secured by cross-collateralized and cross-defaulted mortgages.
(18)
Also represents our share of Total Unsecured Indebtedness.
(19)
Through cross currency swap agreements, $150.0 million was swapped to Euro-equivalent 121.6 million at 1.37% and $200.7 million was swapped to Yen-equivalent 22.3 billion at 1.19%, resulting in an interest rate essentially fixed at the all-in rate presented.
(20)
Amount shown in USD equivalent; Euro equivalent is 1.1 billion.
(21)
Consists of seven encumbered properties with interest rates ranging from 3.41% to 7.32% and maturities between 2019 and 2026, of which two properties are held within TMLP.
(22)
Amount shown in USD equivalent; Euro equivalent is 750.0 million.
(23)
Amounts shown in USD equivalent; CAD equivalent is 421.0 million.
(24)
Includes office space of 2,083,444 square feet including the following centers with more than 20,000 square feet of office space:

Circle Centre - 130,635 sq. ft.	Oxford Valley Mall - 137,791 sq. ft.
Copley Place - 893,670 sq. ft.	Plaza Carolina - 27,398 sq. ft.
Domain, The - 156,240 sq. ft.	Southdale Center - 37,523 sq. ft.
Fashion Centre at Pentagon City - 169,089 sq. ft.	Stanford Shopping Center - 39,474 sq. ft.
Firewheel Town Center - 72,421 sq. ft.	The Shops at Clearfork - 142,684 sq. ft.
Menlo Park Mall - 74,440 sq. ft.
(25)
Amounts shown in USD equivalent; Yen equivalent is 29.4 billion.
(26)
Amounts shown in USD equivalent; Won equivalent is 411.0 billion.
(27)
Amounts shown in USD equivalent; Ringgit equivalent is 139.7 million.
(28)
The Company owns a 90.0% interest in Phases 2 & 3 and a 47.3% interest in Phase 4.
(29)
Does not include Klépierre.
(30)
Notes redeemed at maturity on February 1, 2019.

4Q 2018 SUPPLEMENTAL	45

NON-GAAP PRO-RATA FINANCIAL INFORMATION

The following pro-rata financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP pro-rata financial information aggregates our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Our Share of Joint Ventures" were derived on a property-by-property or entity-by-entity basis by applying to each line item the ownership percentage interest used to arrive at our share of the net operations for the period consistent with the application of the equity method of accounting to each of our unconsolidated joint ventures. A similar calculation was performed for the amounts in the column labeled "Noncontrolling Interests," which represents the share of consolidated assets and net income or loss attributable to any noncontrolling interest.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide pro-rata financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. The presentation of pro-rata financial information has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses; and

•
Other companies in our industry may calculate their pro-rata interest differently than we do, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP results and using the pro-rata financial information only supplementally.

4Q 2018 SUPPLEMENTAL	46

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE THREE MONTHS ENDED DECEMBER 31, 2018		FOR THE THREE MONTHS ENDED DECEMBER 31, 2017

	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Minimum rent	$(9,145)	$239,917	$(7,739)	$232,998
Overage rent	(88)	28,914	(77)	26,426
Tenant reimbursements	(3,229)	101,794	(3,299)	104,562
Management fees and other revenues	–	–	–	–
Other income	(3,635)	45,475	(409)	38,920

Total revenue	(16,097)	416,100	(11,524)	402,906

EXPENSES:
Property operating	(1,974)	68,323	(1,913)	63,840
Depreciation and amortization	(4,502)	99,860	(3,718)	103,066
Real estate taxes	(576)	29,148	(585)	28,810
Repairs and maintenance	(380)	10,895	(332)	10,378
Advertising and promotion	(1,162)	10,493	(1,019)	11,087
(Recovery of) provision for credit losses	(53)	306	14	266
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(1,810)	19,077	(1,509)	22,547

Total operating expenses	(10,457)	238,102	(9,062)	239,994

OPERATING INCOME BEFORE OTHER ITEMS	(5,640)	177,998	(2,462)	162,912
Interest expense	2,033	(74,456)	1,831	(73,877)
Income and other taxes	–	–	–	–
Income from unconsolidated entities	(420)	(103,542)	(103)	(89,035)
Gain upon acquisition of controlling interests, sale or disposal of, or recovery on, assets
and interests in unconsolidated entities and impairment, net	(6,616)	–	–	–

CONSOLIDATED NET INCOME	(10,643)	–	(734)	–
Net income attributable to noncontrolling interests	(10,643)	–	(734)	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

4Q 2018 SUPPLEMENTAL	47

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2018		FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2017

	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS(1)	OUR SHARE OF JOINT VENTURES
REVENUE:
Minimum rent	$(32,212)	$922,662	$(29,488)	$891,983
Overage rent	(160)	99,745	(157)	91,060
Tenant reimbursements	(12,953)	419,419	(12,581)	414,093
Management fees and other revenues	–	–	–	–
Other income	(4,911)	159,425	(1,343)	140,133

Total revenue	(50,236)	1,601,251	(43,569)	1,537,269

EXPENSES:
Property operating	(7,894)	263,510	(7,204)	248,694
Depreciation and amortization	(16,314)	396,602	(15,103)	398,328
Real estate taxes	(2,481)	121,972	(2,334)	116,669
Repairs and maintenance	(1,506)	40,747	(1,156)	38,515
Advertising and promotion	(4,313)	41,782	(3,641)	41,504
Provision for credit losses	(255)	5,886	(105)	4,213
Home and regional office costs	–	–	–	–
General and administrative	–	–	–	–
Other	(5,882)	83,410	(6,471)	82,192

Total operating expenses	(38,645)	953,909	(36,014)	930,115

OPERATING INCOME BEFORE OTHER ITEMS	(11,591)	647,342	(7,555)	607,154
Interest expense	7,640	(306,221)	7,833	(282,382)
Loss on extinguishment of debt	–	–	–	–
Income and other taxes	–	–	–	–
Income from unconsolidated entities	(760)	(341,121)	(291)	(324,772)
Gain upon acquisition of controlling interests, sale or disposal of, or recovery
on, assets and interests in unconsolidated entities and impairment, net	(6,616)	–	–	–

CONSOLIDATED NET INCOME	(11,327)	–	(13)	–
Net income attributable to noncontrolling interests	(11,327)	–	(13)	–
Preferred dividends	–	–	–	–

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$–	$–	$–	$–

(1)
Represents our venture partners' share of operations from consolidated properties.

4Q 2018 SUPPLEMENTAL	48

NON-GAAP PRO-RATA FINANCIAL INFORMATION
(In thousands)

	AS OF DECEMBER 31, 2018		AS OF DECEMBER 31, 2017

	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES	NONCONTROLLING INTERESTS	OUR SHARE OF JOINT VENTURES
ASSETS:
Investment properties, at cost	$(450,919)	$10,682,678	$(394,771)	$10,714,093
Less - accumulated depreciation	(88,007)	3,232,758	(78,589)	3,047,439

	(362,912)	7,449,920	(316,182)	7,666,654
Cash and cash equivalents	(19,818)	496,260	(17,649)	449,104
Tenant receivables and accrued revenue, net	(9,707)	210,552	(8,483)	192,903
Investment in unconsolidated entities, at equity	(16,324)	(2,204,090)	(23,957)	(2,242,526)
Investment in Klépierre, at equity	–	–	–	–
Deferred costs and other assets	(36,302)	285,498	(38,682)	184,736

Total assets	$(445,063)	$6,238,140	$(404,953)	$6,250,871

LIABILITIES:
Mortgages and unsecured indebtedness	$(165,558)	$7,160,392	$(167,347)	$7,011,526
Accounts payable, accrued expenses, intangibles, and deferred revenues	(17,515)	458,038	(19,160)	478,652
Cash distributions and losses in unconsolidated entities, at equity	–	(1,536,111)	–	(1,406,378)
Other liabilities	(49,968)	155,821	(49,767)	167,071

Total liabilities	(233,041)	6,238,140	(236,274)	6,250,871

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership	(204,626)	–	(164,943)	–
EQUITY:
Stockholders' equity
Capital stock
Series J 8 3/8% cumulative redeemable preferred stock	–	–	–	–
Common stock, $.0001 par value	–	–	–	–
Class B common stock, $.0001 par value	–	–	–	–
Capital in excess of par value	–	–	–	–
Accumulated deficit	–	–	–	–
Accumulated other comprehensive loss	–	–	–	–
Common stock held in treasury at cost	–	–	–	–

Total stockholders' equity	–	–	–	–
Noncontrolling interests	(7,396)	–	(3,736)	–

Total equity	(7,396)	–	(3,736)	–

Total liabilities and equity	$(445,063)	$6,238,140	$(404,953)	$6,250,871

4Q 2018 SUPPLEMENTAL	49